As filed with the Securities and Exchange Commission on January 17, 2007

File No. 333-137863

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________

ADVANCED TECHNOLOGY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	68-0635064
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14 A Achimeir Street
Ramat Gan 52587 Israel
011-972-3-751-3707

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

______________

Moshe Bar-Niv, Chairman
14 A Achimeir Street
Ramat Gan 52587 Israel
011-972-3-751-3707

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

______________

Copies to:

Brian B. Margolis, Esq.	Kenneth R. Koch, Esq.
Proskauer Rose LLP	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C.
1585 Broadway	Chrysler Center
New York, New York 10036-8299	666 Third Avenue
(212) 969-3000	New York, New York 10017
(212) 935-3000

______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject To Completion, Dated January 17, 2007

$200,000,000

ADVANCED TECHNOLOGY ACQUISITION CORP.

25,000,000 Units

Advanced Technology Acquisition Corp. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a technology or technology-related business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following our initial business combination. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities at a public offering price of $8.00 per unit. Each unit that we are offering consists of:

•

one share of our common stock; and

•

one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or [               ], 2007 [insert one year from the date of this prospectus], and will expire on [               ], 2010 [insert four years from the date of this prospectus], or earlier upon redemption.

We have granted the underwriter a 45-day option to purchase up to 3,750,000 additional units to cover over-allotments, if any (over and above the 25,000,000 units referred to above). The over-allotment option will be used only to cover a net short position resulting from the initial distribution. We have also agreed to sell to the underwriter for $100, as additional compensation, an option to purchase up to a total of 1,500,000 units at a price of $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants underlying such units will expire five years from the date of this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Certain of our initial stockholders have committed to purchase an aggregate of 2,000,000 warrants (the “founder warrants”) at a purchase price of $1.00 per warrant (for an aggregate purchase price of $2,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. Such initial stockholders will be using their own funds to purchase such founder warrants, and will not be borrowing funds or otherwise financing such transactions. All of the proceeds we receive from the sale of the founder warrants will be placed in the trust fund described below. The founder warrants will be identical to the warrants underlying the units being offered by this prospectus, except that the founder warrants may also be exercised on a cashless basis at the discretion of the holder. The purchasers of the founder warrants have waived the right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying the founder warrants. In addition, the purchasers of the founder warrants have agreed that the founder warrants and the underlying securities will not be sold or transferred by them until after we have completed a business combination.

There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol [               ] and begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading as promptly as practicable following the consummation of this offering, but in no event later than 65 days following the consummation of this offering. For more information see “Description of Securities—Units.” Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols [               ] and [               ], respectively. We cannot assure you, however, that our securities will be or will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discounts and Commissions(2)	Proceeds Before Expenses, to Us

Per unit	$8.00	$0.56	$7.44
Total(1)	$200,000,000	$14,000,000	$186,000,000

——————

(1)

The underwriter has an option to purchase up to an additional 3,750,000 units at the public offering price, less the underwriting discount and commission, within 45 days of the date of this prospectus to cover any over-allotments. If the underwriter exercises this option in full, the total public offering price, the underwriting discount and commission and proceeds, before expenses, to us, will be $230,000,000, $16,100,000 and $213,900,000, respectively. See “Underwriting.”

(2)

Of the underwriting discount and commissions, $4,000,000 ($0.16 per unit) is being deferred by the underwriter and will not be payable by us to the underwriter unless and until we consummate a business combination. Upon the consummation of our initial business combination, we will pay such deferred fees, less $0.16 for each share of common stock converted to cash in connection with our initial business combination, to the underwriter out of the proceeds of this offering held in a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company acting as trustee. In the event that a business combination is not consummated within the required time period, the deferred underwriter’s fee will be included in the distribution to our public stockholders of the proceeds held in trust.

$189,000,000 of the net proceeds we receive from this offering, plus the additional $2,000,000 we will receive from the sale of founder warrants taking place simultaneously with the consummation of this offering, totaling $191,000,000 ($7.64 per unit sold to the public in this offering) will be deposited into a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

We are offering the units for sale on a firm-commitment basis. The underwriter expects to deliver our securities to investors in the offering on or about [               ], 2006.

CRT Capital Group LLC

[               ], 2007

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the related notes thereto. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Unless otherwise stated in this prospectus, references to “we,” “us” or “our” refer to Advanced Technology Acquisition Corp. Unless we tell you otherwise, the information in this prospectus assumes that the underwriter has not exercised its over-allotment option.

Unless we tell you otherwise, the term “business combination” as used in this prospectus means an acquisition of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a technology or technology-related business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following our initial business combination. Unless we tell you otherwise, when referring to a business combination, the term “net assets” as used in this prospectus shall mean total assets minus total liabilities. The term “existing stockholders” as used in this prospectus refers to persons that held shares of our common stock immediately prior to the date of this prospectus. In addition, unless we tell you otherwise, the term “public stockholders” as used in this prospectus refers to the holders of the shares of common stock which are being sold as part of the units in this offering, including any of our existing stockholders, directors and officers to the extent that they purchase such shares.

We are a blank check company organized under the laws of the State of Delaware on August 24, 2006. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a technology or technology-related business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following our initial business combination. We have neither engaged in any operations nor generated any revenues to date.

We believe that Israel represents an attractive environment for sourcing a target business for several reasons including, among others, the following factors that have enhanced the Israeli technology sector in the past and we believe remain influential:

•

Israel’s Central Bureau of Statistics reported that Israel’s Gross Domestic Product grew by 4.9% in 2005 and by 5.9% in the first six months of 2006 (on an annualized basis), ranking it as one of the fastest growing economies in the Western world;

•

Israel’s Central Bank reported that foreign investments in Israel have risen consecutively in the last three years, reaching $9.7 billion in 2005, a 67% rise from 2004, and a record $11.9 billion in the first six months of 2006;

•

According to the Israeli Ministry of Industry, Trade and Labor, Israeli companies are offered favorable tax incentives and government funding plans;

•

According to the Israeli Ministry of Industry, Trade and Labor, Israel offers the modern infrastructure, protection and services required for businesses to compete effectively including protection of trademarks and patents, a transparent financial and legal system and sophisticated capital markets that allow companies to simultaneously list their securities on Israeli and foreign exchanges;

•

Fitch and other rating agencies have maintained Israel’s credit rating at “A-”, noting the rapid growth of the Israeli economy, Israel’s low government deficit and a decrease in the Israeli government’s debt level as positive factors in the country’s risk profile;

•

According to the Israeli Ministry of Foreign Affairs, Israeli universities and research institutions have produced significant research and innovations and, due to their outstanding reputation, have attracted prominent scientists, researchers, and professors from outside of Israel;

•

According to the Israeli Ministry of Finance, Israel has one of the highest per-capita ratios of engineers in the world;

•

According to the Consulate General of Israel, Israel has more startup companies, in absolute terms, than any other country in the world other than the United States; and

•

Israeli-based technology companies rank as the most listed non-U.S. based technology companies on the Nasdaq Stock Market, according to the Nasdaq Stock Market, and also rank highly in the number of listed technology companies on many European stock exchanges.

Additionally, according to the Israel Venture Capital Research Center, $11 billion in venture capital was invested in Israel’s technology industry since 1999, which funded more than 1,500 technology companies. We believe that this high degree of venture capital being invested in Israel, when compared to other countries, makes Israel a favorable environment for making acquisitions as there should be a greater number of prospective target businesses searching for liquidity events.

We do not have any specific business combination under consideration, and we have not (nor has anyone acting on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not been approached, directly or indirectly, by any candidates (or a representative of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Our management team has extensive experience in the technology and technology-related industries, and has the experience and skills necessary to identify, acquire and assist the appropriate target business or businesses. Furthermore, through their considerable experience in technology and technology-related businesses, our management team has acquired extensive contacts and sources from which to generate acquisition opportunities. These contacts and sources include private equity and venture capital funds, public and private companies, business brokers, investment bankers, attorneys and accountants.

Our initial business combination must be with an operating business whose fair market value is equal to at least 80% of our net assets (excluding deferred underwriting fees) at the time of such acquisition. We may seek to raise additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with an operating business having a fair market value of at least, or greater than, 80% of our net assets at the time of such an acquisition. There is no limitation on our ability to raise such additional funds through the sale of securities or the incurrence of indebtedness. We have not entered into any financing arrangements or had discussions, formal or otherwise, with any third parties with respect to such financing arrangements. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement a plan of dissolution and distribution which will include the liquidation of the trust account to our public stockholders.

Our directors and officers will not receive any compensation prior to the consummation of our initial business combination other than reimbursement for reasonable out-of-pocket expenses incurred by them on our behalf. After the consummation of a business combination, if any, to the extent such persons remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent they remain as officers of the resulting business, we anticipate that they may enter into employment agreements, the terms of which will be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies.

Our offices are located at 14 A Achimeir Street, Ramat Gan 52587 Israel, and our telephone number is
011-972-3-751-3707.

THE OFFERING

Securities offered:

25,000,000 units, at $8.00 per unit, each unit consisting of:

•

one share of common stock; and

•

one warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading as promptly as practicable following the consummation of this offering, but in no event later than 65 days following the consummation of this offering. In no event will separate trading of the common stock and warrants be allowed until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, with the Securities and Exchange Commission, or SEC, upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. In addition, we will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of our initial Current Report on Form
8-K. For more information, see “Description of Securities—Units.”

Common Stock:
Number of shares outstanding before offering:	6,250,000 shares
Number of shares to be outstanding after this offering:	31,250,000 shares
Warrants:
Number outstanding before this offering:	0 warrants
Number to be outstanding after this offering:	27,000,000 warrants, including 2,000,000 warrants to be sold to certain of our initial stockholders concurrently with this offering as described below.
Exercisability:	Each warrant is exercisable for one share of common stock.
Exercise price:

$6.00.

With respect to the founder warrants, so long as such warrants are held by the purchasers of the founder warrants or their affiliates, any holder of such warrants may pay the exercise price by surrendering its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the five trading days ending on the trading day prior to the date on which the warrants are exercised.

Exercise period:

The warrants will become exercisable on the later of:

•

the completion of a business combination with a target business, and

•

[_______], 2007 [insert one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [________], 2010 [insert four years from the date of this prospectus] or earlier upon redemption.

Redemption:

Once the warrants become exercisable, we may redeem the outstanding warrants, including the founder warrants and the warrants issued and outstanding as a result of the exercise of the purchase option that we have agreed to sell to the underwriter:

•

in whole and not in part,

•

at a price of $.01 per warrant,

•

upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 consecutive trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our warrants have been established to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

In the event we call the warrants for redemption, we shall have the ability to determine whether holders of those warrants shall be required to pay the exercise price in cash or whether they shall be required to exercise the warrants on a cashless basis. If we require holders of the warrants to exercise the warrants on a cashless basis, the holder of such warrants (including the founder warrants) shall pay the exercise price by surrendering such warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “redemption fair market value” (defined below) by (y) the redemption fair market value. The “redemption fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the warrants.

Regardless of whether or not we require other holders of the warrants to pay the exercise price for such warrants in cash, the holders of the founder warrants would be entitled, at any time

Redemption (continued)

and from time to time, to exercise the founder warrants on a cashless basis at the discretion of the holder. As a result, such holders may have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

Founder warrant purchases:

Concurrent with this offering, certain of our initial stockholders (specifically, M.O.T.A. Holdings Ltd.; FSGL Holdings Ltd; OLEV Holdings Ltd; Shrem, Fudim, Kelner – Technologies Ltd.; Shrem, Fudim, Kelner & Co. Ltd.; and Elisha Yanay) will purchase, in a private placement, an aggregate of 2,000,000 warrants (the “founder warrants”), at a purchase price of $1.00 per warrant from us. Such initial stockholders will be using their own funds to purchase such founder warrants, and will not be borrowing funds or otherwise financing such transactions. The proceeds from this sale will be held in the trust account pending the completion of our initial business combination. If we do not complete our initial business combination that meets the criteria described in this prospectus, then such proceeds will become part of the amount payable to our public stockholders upon the liquidation of the trust account as part of our plan of dissolution and distribution and the founder warrants will expire worthless. The terms and provisions of these warrants will be identical to those of the warrants sold in this offering, except that the founder warrants may also be exercised on a cashless basis at the discretion of the holder.  In addition, the purchasers of the founder warrants have agreed that the founder warrants and the underlying securities will not be sold or transferred by them until after we have completed a business combination.

Proposed OTC Bulletin Board symbols for our:
Units:	[______]
Common stock:	[______]
Warrants:	[______]
Proceeds to be held in trust:

$189,000,000 of the net proceeds we receive from this offering, plus the additional $2,000,000 we will receive from the sale of founder warrants taking place simultaneously with the consummation of this offering, totaling $191,000,000 ($7.64 per unit sold to the public in this offering) will be placed in a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $4.0 million in deferred underwriting fees (or $4.6 million if the over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the founder warrants and the deferred underwriting fees is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our liquidation. Therefore,

Proceeds to be held in trust: (continued)

unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to effect the business combination. These expenses may be paid prior to a business combination only from the net proceeds of this offering and the private placement of the founder warrants not held in the trust account (initially, approximately $500,000 after the payment of the expenses relating to this offering), and one-half of the interest earned on the trust account, net of taxes payable on such interest, that will be released to us on a monthly basis to fund our working capital requirements.

All remaining interest earned on the trust account will be added to the trust account. The proceeds held in the trust account will be used to pay the underwriter a deferred fee equal to 2% of the gross proceeds of the unit offering, or $4,000,000, less $0.16 for each share of common stock converted to cash in connection with our initial business combination, upon the consummation of our initial business combination.

None of the warrants may be exercised until after the consummation of a business combination. Thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us.

Limited payments to insiders:

There will be no fees or other payments paid to our existing stockholders, directors, officers or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than (i) repayment of the loans made by certain of our initial stockholders, as described below, (ii) the $10,000 per month payment to LMS Nihul, an affiliate of M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd, three of our initial stockholders, and (iii) reimbursement of reasonable out-of-pocket expenses incurred by our existing stockholders, directors, officers or other affiliates in connection with our organization, this offering and certain activities on our behalf, such as identifying and investigating possible targets for our initial business combination.

There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which may include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd have loaned us an aggregate of $165,000 for the payment of offering expenses and have incurred an additional $45,000 of liabilities relating to this offering. These non-interest bearing loans will be payable on the earlier of [             ], 2007 [insert one year from the date of this prospectus] or the consummation of this offering, unless we decide to defer repayment based on our expected cash flow needs, in which case repayment may be deferred for up to 12 months.

Stockholders must approve business combination:

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, directors and officers have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by our public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below. As a result of the foregoing, stockholders who do not cast a vote will not have any effect on whether or not the proposed business combination is approved. Additionally, it is our current intention to provide stockholders with at least 20 business days from the date on which the proxy statement relating to a proposed business combination is mailed to review the materials and to cast their vote. We view the procedures governing the approval of our initial business combination, each of which are set forth in our amended and restated certificate of incorporation, as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures. In addition, if we seek approval from our stockholders to consummate a business combination at any time after the date which is 18 months following the date of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination. For more information see “Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of business combination” and “Proposed Business—Effecting a Business Combination—Plan of dissolution and liquidation if no business combination.”

Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share (based on the number of units sold in this offering) of the amount held in the trust account, including the amount held in the trust account representing the deferred portion of the underwriter’s fee, but excluding one-half of the interest earned on the trust account, net of taxes payable on such interest, that will be released to us on a monthly basis to fund our working capital requirements. However, voting against the business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combination is voted upon by the stockholders. If either a majority of the shares of common stock voted by the public stockholders are voted against a business combination or public stockholders owning 20% or

Conversion rights for stockholders voting to reject a business combination: (continued)

more of the shares sold in this offering both vote against the business combination and exercise their conversion rights, such business combination will not be consummated and such public stockholders will lose their conversion rights with respect to such business combination. Public stockholders who convert their stock into a pro rata share of the trust account retain any warrants they may hold at the time of such conversion. Our existing stockholders, directors and officers cannot convert their common stock into a pro rata share of the trust account if a business combination is approved, because they have agreed to vote their stock in accordance with the majority of the shares of common stock voted by the public stockholders. We view the procedures governing the approval of our initial business combination (including, without limitation, the requirement that we complete a business combination in which public stockholders owning up to 19.99% of the shares sold in the initial public offering seek to exercise their conversion rights), each of which is set forth in our amended and restated certificate of incorporation, as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures. Furthermore, we will not propose a business combination to our stockholders with a transaction-specific condition requiring stockholders owning up to a lower percentage than 19.99% of the shares sold in the initial public offering seek to exercise their conversion rights.

Liquidation if no business combination:

We will dissolve and distribute only to our public stockholders the amount in our trust account, including the amount held in the trust account representing the deferred portion of the underwriter’s fee, plus any of our remaining net assets as part of our overall plan of dissolution and distribution if we do not effect a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). The amount so distributed will include only a portion of the interest earned on the trust account, net of taxes payable on such interest, since one half of such interest will be paid to us monthly for working capital purposes. Our existing stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination solely with respect to the shares of common stock owned by them immediately prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock purchased in or after this offering. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our dissolution and liquidation. Although we plan to dissolve and distribute the amount in our trust account to our public stockholders as promptly as practicable following the expiration of the time periods for effecting a business combination, we cannot provide investors with assurances of a specific timeframe for the dissolution and distribution. Upon the

Liquidation if no business combination: (continued)

expiration of such time periods, our purpose and powers will be limited to dissolving, liquidating and winding up, and our board has agreed to dissolve our company at that time. Consistent with such obligations, we will seek stockholder approval for any such plan of dissolution and distribution, and our directors and officers have agreed to vote in favor of such dissolution and distribution. Upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders and pay, or reserve for payment in accordance therewith, from funds not held in trust, our liabilities and obligations. We will pay the costs associated with our dissolution and the liquidation of the trust account from our remaining assets outside of the trust account. In addition, if we seek approval from our stockholders to consummate a business combination at any time after the date which is 18 months following the date of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution will be funded by any funds not held in the trust account although we cannot assure you that there will be sufficient funds for such purpose. If third parties bring claims against us in the event that we are unable to complete a business combination and are forced to liquidate, or we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be reduced and the per share liquidation price received by you could be less than $7.64 per unit. In particular, the ability of stockholders to receive $7.64 per unit is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnification provided by our executive officers. Furthermore, no distributions may be made from the trust account until provisions for the payment of creditors have first been made in accordance with the applicable provisions of Delaware law. We estimate that our total costs and expenses for implementing and completing our stockholder- approved plan of dissolution and distribution will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and distribution. To fund the estimated costs of dissolution and liquidation, we will have available to us the funds not held in trust from this offering, as well as one-half of the interest earned on the funds in the trust

Liquidation if no business combination (continued)

account, net of taxes payable on such interest. Based on management’s current estimates of the costs that will be incurred following the completion of this offering and estimated interest income earned, assuming current rates of interest, we believe that we will have sufficient funds available outside of the trust account to fund the estimated costs of dissolution and liquidation. To the extent such funds are not available, M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd have agreed to advance the necessary funds. However, there can be no assurance that M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd will be able to meet their obligations under this agreement. In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The amount held in the trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the amount held in the trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our plan of dissolution and distribution in order to receive the amount held in the trust account and such amount will not be available for any other corporate purpose. We view the procedures governing the approval of our initial business combination, each of which are set forth in our amended and restated certificate of incorporation, as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures.

Escrow of initial stockholders’ shares:

On the date of this prospectus, all of our existing stockholders, directors and officers will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferable during the escrow period and will not be released from escrow until the date which is one year after the consummation of a business combination.

Risks:

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders’ initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc. and we do not satisfy such association’s Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 12 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the related notes thereto, which are included elsewhere in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering so only balance sheet data is presented below.

	September 26, 2006
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital(2)	$20,000	$187,520,000
Total assets	230,000	187,520,000
Total liabilities	(210,000)	—
Value of common stock which may be converted to cash ($7.64 per share)(3)	—	37,400,000
Permanent stockholders’ equity	20,000	150,120,000

——————

(1)

The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the estimated gross proceeds, the receipt of $2,000,000 from the sale of the founder warrants in a private placement that will take place concurrently with this offering, and the payment of the estimated remaining costs from such unit sale, including the repayment of an aggregate of $165,000 of promissory notes payable to M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd. and an additional $45,000 of liabilities relating to this offering payable to such entities. The working capital (as adjusted) and total assets (as adjusted) amounts do not include any interest amount earned on the trust account. One half of the interest earned on the trust account, net of taxes payable on such interest, will be disbursed to us on a monthly basis for working capital purposes. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account, including the amount held in trust representing the deferred portion of the underwriter’s fee, will be distributed solely to our public stockholders.

(2)

The working capital (as adjusted) amount excludes the $4,000,000 being held in the trust account that will either be paid to the underwriter upon consummation of our initial business combination or to our public stockholders upon liquidation in the event we do not consummate a business combination within the required time period.

(3)

Net of $800,000 of contingent underwriter’s fees.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. As a result of the foregoing, stockholders who do not cast a vote will not have any effect on whether or not the proposed business combination is approved. Additionally, it is our current intention to provide stockholders with at least 20 business days from the date on which the proxy statement relating to a proposed business combination is mailed to review the materials and to cast their vote. Accordingly, we may effect a business combination if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights and a majority of our public stockholders approve the business combination. It is our understanding and intention, in every case, to structure and consummate a business combination in which public stockholders owning up to 19.99% of the shares sold in the initial public offering will be able to convert their shares into cash. We view this threshold, which is set forth in our amended and restated certificate of incorporation, as an obligation to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any increase or decrease of this threshold. If this occurred, we would be required to convert to cash up to 4,999,999 of the 25,000,000 shares of common stock sold in this offering, at an initial per-share conversion price of approximately $7.64, without taking into account the interest earned on the trust account. The actual per-share conversion price will be equal to the amount in the trust account, including the amount held in the trust account representing the deferred portion of the underwriter’s fee, but excluding one-half of the interest earned on the trust account that will be released to us on a monthly basis to fund our working capital requirements, as of two business days prior to the consummation of the business combination, divided by the number of units sold in this offering. In connection with any vote required for a business combination, all of our existing stockholders, directors and officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by our public stockholders. As a result, our existing stockholders, directors and officers will not have any conversion rights attributable to their shares owned prior to this offering in the event that a business combination is approved by a majority of our public stockholders.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, results of operations or financial condition or may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Relating to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire a technology or technology-related business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following our initial business combination. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest (if at all), after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case we will be forced to liquidate.

We must complete a business combination with a fair market value equal to at least 80% of our net assets (excluding deferred underwriting fees) at the time of the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find a suitable target business within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination.

If we are forced to dissolve and liquidate before a business combination, our public stockholders are likely to receive less than $8.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to complete a business combination and are forced to dissolve and liquidate our assets, the per-share liquidation amount is likely to be less than $8.00, assuming current rates of interest, because of the expenses related to this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If the proceeds held outside the trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the amount of the net proceeds from this offering and the sale of the founder warrants not held in the trust account (approximately $500,000 after the payment of the expenses relating to this offering), as well as one half of the interest earned on the trust account, net of taxes payable on such interest, will be sufficient to cover our operating expenses for the next 24 months and to cover the expenses incurred in connection with a business combination. These amounts are based on our management’s estimate of the amount needed to fund our operations for the next 24 months, to consummate a business combination and to fund our working capital requirements. This estimate may prove inaccurate, especially if we expend a significant portion of the available funds in pursuit of a business combination that is not consummated. Additionally, although we have no present intention to do so, it is possible that we will in the future find it necessary or desirable to use a portion of these funds to make a down payment or deposit or fund a lock-up or “no-shop” provision, with respect to a potential business combination. If so, any such amount would be based on the terms of the specific transaction and the amount of available funds at the time. If we use a significant portion of our funds for such a purpose and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used some or all of the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or to conduct due diligence with respect to, other potential target businesses. In that event, we may be required to liquidate before the completion of a business combination. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our existing stockholders, directors and officers or from third parties. We may not be able to obtain additional financing, and our existing stockholders, directors and officers are not obligated to provide any additional financing to us. If we do not have sufficient funds and are unable to obtain additional financing, we may be forced to liquidate prior to consummating a business combination. If we are able to obtain additional financing in order to fund due diligence and other expenses associated with locating a target business, and if such additional financing were in the form of a loan, such loan would be incurred by us. To the extent that a business combination is not ultimately consummated and that the funds held outside of the trust account are not sufficient to repay such loan, such loan will be repaid in a fashion so as to not utilize any of the funds held in the trust account.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an operating business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and subsequently will file a Current Report on Form 8-K with the SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete a business combination in certain circumstances.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Based on publicly available information, since August 2003, approximately 78 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 16 companies have consummated a business combination, while 23 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combination. Additionally, four of these companies have recently announced that they will dissolve and distribute their assets to stockholders. Accordingly, there are approximately 35 blank check companies in the United States with more than $3.0 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are approximately 55 additional offerings for blank check companies in the United States seeking to raise more than $4.6 billion that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within the technology or technology-related industries, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, because only 39 of such companies have either consummated a business combination or entered into definitive agreements or letters of intent with respect to potential business combinations, it may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only 39 of the 78 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into definitive agreements or letters of intent with respect to potential business combinations, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period), we will be forced to liquidate.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

upon consummation of this offering and the private placement of the founder warrants, a portion of the net proceeds ($191,000,000) will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with, or following, a business combination, upon our liquidation or as otherwise permitted in our amended and restated certificate of incorporation;

•

prior to the consummation of a business combination, we will submit such business combination to our stockholders for approval;

•

we may consummate the business combination only if approved by a majority of our stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•

if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share (based on the number of units sold in this offering) of the trust account;

•

if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share (based on the number of units sold in this offering) of the trust account and any remaining net assets; and

•

we may not consummate any other merger, acquisition, stock purchase, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with a technology or technology-related business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following our initial business combination, and whose fair market value is equal to at least 80% of our net assets at the time of such business combination.

Under Delaware law, the foregoing provisions may be amended if our board of directors adopts a resolution declaring the advisability of an amendment and calls a shareholders meeting, at which the holders of a majority of our outstanding stock vote in favor of such amendment. Any such amendment could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions. However, we view these provisions as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these provisions.

Our amended and restated certificate of incorporation and by-laws contain certain provisions that may make it more difficult, expensive or otherwise discourage, a tender offer or a change in control or takeover attempt by a third party, even if such a transaction would be beneficial to our stockholders.

The existence of certain provisions in our amended and restated certificate of incorporation and by-laws may have a negative impact on the price of our common stock by discouraging a third party from purchasing our common stock. These provisions could also have the effect of discouraging a third party from pursuing a non-negotiated takeover of our company and preventing certain changes of control. In addition to our staggered board, our by-laws require that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the board of directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. Our by-laws also limit the ability of stockholders to remove directors, call stockholders meetings and act by written consent and provide that vacancies of the board of directors may only be filled by a majority of the remaining directors. For a complete discussion of these provisions, see the section below entitled “Description of Securities—Restrictive Provisions of our Amended and Restated Certificate of Incorporation and By-Laws.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders is likely to be less than the approximately $7.64 per share held in trust.

Placing of funds in a trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective acquisition targets and other entities with whom we engage in business enter into agreements with us waiving any right in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements, that such waivers will be enforceable or they would otherwise be prevented from bringing claims against the trust account.

If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances in which we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would enter into an agreement with a third party that did not execute a waiver only if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Furthermore, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders.

The ability of our public stockholders to receive the proceeds held in the trust account is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnification provided by certain of our initial stockholders (described below). Furthermore, no distributions may be made from the trust account until provisions for the payment of creditors have first been made in accordance with the applicable provisions of Delaware law. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than approximately $7.64, plus one-half of the interest earned on the trust account, net of taxes payable on such interest, for the relevant period, due to claims of such creditors or other entities.

Certain of our initial stockholders, specifically M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd, have agreed that, subject to the qualifications stated below, they will be liable to cover claims made by vendors for services rendered or contracted for, or for products sold to us, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation. This indemnification is limited to claims of vendors that do not execute a waiver of all right in or to the monies held in the trust account. Claims by vendors or other entities that executed such a waiver agreement would not be indemnified by these initial stockholders. For the avoidance of doubt, these initial stockholders will not have any liability as to any claimed amounts owed—directly or indirectly—including, without limitation, liabilities to an acquisition target, any third party who executed a waiver or the underwriter of this offering, except as set forth above.

We cannot assure you that these initial stockholders will be able to satisfy these indemnification obligations or that the proceeds in the trust account will not be reduced by such claims.

In addition, even after our liquidation (including the distribution of the funds held in the trust account), under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in a dissolution.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in a dissolution.

If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), we will dissolve. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and distribution, we do not intend to comply with those procedures. In the event that our board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds could be liable for claims made by creditors. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly upon the expiration of the 18-month or
24-month time periods, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Delaware General Corporation Law with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

•

our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution as well as the board’s recommendation of such plan;

•

upon such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and distribution; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Since we have not selected any prospective target businesses with which to complete a business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Since we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’ operations, financial condition or prospects. To the extent we complete a business combination, we may be affected by numerous risks inherent in the business operations of the acquired company or companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business.

A significant portion of working capital could be expended in pursuing acquisitions that are not consummated.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that 20% or more of our public stockholders vote against the transaction even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could adversely affect subsequent attempts to locate and acquire or merge with another business.

We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the sale of the founder warrants, there will be 38,750,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation of shares issuable upon full exercise of our outstanding warrants, including the founder warrants, and the purchase option granted to CRT Capital Group) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

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may significantly reduce the equity interest of investors in this offering;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

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will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of our present directors and officers; and

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may adversely affect prevailing market prices for our common stock and warrants.

We may issue notes or other debt securities, or obtain bank financing, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this offering to incur any debt, we may choose to issue notes or other debt securities, or obtain bank financing, to finance a business combination. The incurrence of debt may:

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lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

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cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt;

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require us to execute documents that contain covenants such as ones that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

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create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

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hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors;

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limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

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limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy, or other purposes; and

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place us at a disadvantage compared to our competitors who have less debt.

Our ability to successfully effect a business combination and to be successful afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to be successful following a business combination will depend upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be ascertained. In making the determination whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that doing so is in the best interests of the combined company post-business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. Furthermore, these individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

The loss of key directors and officers could adversely affect our ability to consummate a business combination.

Our operations are dependent upon a relatively small group of key directors and officers consisting of Moshe Bar-Niv, our Chairman and director; Liora Lev, our Chief Executive Officer and director; and Shuki Gleitman, one of our directors. We believe that our success depends on the continued service of our key directors and officers. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment contracts with any of our current officers. The unexpected loss of the services of one or more of these key officers or directors could adversely affect our ability to consummate a business combination.

Our directors and officers will allocate their time to other businesses, and, according, may have conflicts of interest in determining as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our directors and officers are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Each of our officers is engaged in several other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination.

Our directors and officers are and may in the future become affiliated with other businesses in, or investing in, technology or technology-related industries and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the consummation of this offering and until we consummate a business combination, we intend to engage in the business of identifying and acquiring a potential target business in a technology or technology-related industry. Our directors and officers are, and may in the future, become affiliated with entities, including other blank check companies, that are engaged in a similar business. Further, certain of our directors and officers are currently involved in other businesses in, or investing in, technology or technology-related industries. Our directors and officers may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to these existing and potential future affiliations with these and other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. We cannot assure you that these conflicts will be resolved in our favor. At this time, none of our officers or directors are or have been affiliated with another blank check company.

While we currently have no plans to combine with an entity affiliated with one or more of our initial stockholders, we are not prohibited from doing so. As a result, our officers and directors may have personal financial interests in approving a specific business combination.

We currently have no plans to combine with an entity affiliated with one or more of our initial stockholders and our management is not aware of any potential business combination opportunity with any such affiliated entities.

If, however, it is later determined that this is in the best interest of our stockholders, we may propose to acquire an affiliated company as a “business combination.” In particular, there is nothing in our amended and restated certificate of incorporation or any contractual arrangements to which we are a party which would prohibit us from doing so.

In the event that we were to propose a business combination with an entity affiliated with one or more of our initial stockholders, purchasers of the shares being offered in this offering would have two protections:

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In connection with the vote required for any business combination, our initial stockholders have agreed to vote their respective initial shares of common stock in accordance with the vote of the public stockholders holding a majority of the shares of common stock sold in this offering. Consequently, unless a majority of the shares held by non-affiliates are voted in favor of any proposed acquisition, the acquisition will not be consummated.

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We have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm stating that the business combination is fair to our stockholders from a financial point of view.

Despite the foregoing, potential conflicts of interest may still exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Because all of our directors and officers own shares of our securities that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our directors and officers own stock in our company. Our directors and officers, as well as our initial stockholders, have waived their right to receive distributions upon our liquidation in the event we fail to complete a business combination. Furthermore, certain of our initial stockholders (specifically, M.O.T.A. Holdings Ltd.; FSGL Holdings Ltd; OLEV Holdings Ltd; Shrem, Fudim, Kelner – Technologies Ltd.; Shrem, Fudim, Kelner & Co. Ltd.; and Elisha Yanay) have committed to purchase an aggregate of 2,000,000 warrants in a private placement simultaneously with the consummation of this offering. The shares of common stock and warrants owned by such directors and officers and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our directors’ and officers’ interests in obtaining reimbursement for any reasonable out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing stockholders, directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and one-half of the interest earned on the trust account, net of taxes payable on such interest, unless the business combination is consummated. The amounts of available proceeds and the interest earned on the trust account, net of taxes payable on such interest, available to us to fund our working capital requirements are based on our management’s estimate of the amount needed to fund our operations for the next 24 months and consummate a business combination. This estimate may prove to be inaccurate, especially if a portion of the available proceeds and the interest on the trust account available for working capital purposes is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of our directors and officers could influence their motivation in selecting a target business, and thus there may be a conflict of interest when determining whether a particular business combination is in our public stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to a transaction prior to sale;

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provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Initially, it is probable that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

Our initial business combination must be with an operating business with a fair market value of at least 80% of our net assets at the time of such business combination. Consequently, initially, it is probably that we will have the ability to complete a business combination with only a single operating business.

It is probable that the company we acquire in our initial business combination will have only a limited number of services or products. The resulting lack of diversification:

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will result in our dependency upon the performance of a single or small number of operating businesses;

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may result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

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may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business we acquire, if any.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust fund. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We will be dependent upon interest earned on the trust account, net of taxes payable on such interest, to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering and the private placement, only $500,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account, net of taxes payable on such interest, to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to one-half of the interest earned for such purposes, if interest rates were to decline substantially, we may not have sufficient funds available to provide us with the working capital necessary to complete a business combination. In such event, we would need to raise additional equity capital or borrow funds from our existing stockholders, including officers and directors, or others or be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that a certain portion of the net proceeds of this offering and the sale of the founder warrants and one half of the interest earned on the trust account, net of taxes payable on such interest, available for working capital purposes will be sufficient to allow us to consummate a business combination, in as much as we have not yet selected or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering and the interest earned on the trust account, net of taxes payable on such interest, available for working capital purposes prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders as a result of the exercise of conversion rights, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to re-negotiate or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could adversely affect the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the consummation of a business combination.

Our existing stockholders, directors and officers control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of this offering, our existing stockholders, directors and officers will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). In addition, certain of our initial stockholders (specifically, M.O.T.A. Holdings Ltd.; FSGL Holdings Ltd; OLEV Holdings Ltd; Shrem, Fudim, Kelner – Technologies Ltd.; Shrem, Fudim, Kelner & Co. Ltd.; and Elisha Yanay) have agreed to purchase 2,000,000 warrants from us in a private placement concurrently with the consummation of this offering. Any exercise of these warrants by our directors and officers would increase their ownership percentage. These holdings could allow the existing stockholders, directors and officers to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination.

Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, directors and officers, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders, directors and officers will continue to exert control at least until the consummation of a business combination and may continue to exercise substantial control after a business combination due to their significant ownership. In connection with the vote required for our initial business combination, all of our existing stockholders, directors and officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders.  However, the affiliates and relatives of our existing stockholders, directors and officers are not prohibited from purchasing units in this offering or shares in the aftermarket, and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. If they do, we cannot assure you that our existing stockholders, directors and officers, through their affiliates and relatives, will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $25,000, or $0.004 per share, for their shares and, accordingly, you will experience immediate and substantial dilution in the net tangible book value of the common stock which you purchase as part of the units in this offering.

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of 28.5%, or $2.28 per share (the difference between the pro forma net tangible book value per share of $5.72 and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 25,000,000 shares of common stock. We will also sell a total of 2,000,000 warrants to M.O.T.A. Holdings Ltd.; FSGL Holdings Ltd; OLEV Holdings Ltd; Shrem, Fudim, Kelner – Technologies Ltd.; Shrem, Fudim, Kelner & Co. Ltd.; and Elisha Yanay, certain of our initial stockholders, in a private placement concurrently with the consummation of this offering. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the acquisition cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

The majority of our existing stockholders are entitled to make up to two demands that we register the resale of their shares of common stock at any time after their shares are released from escrow. If the majority of our existing stockholders exercise their registration rights, then there could be an additional 6,250,000 shares of common stock eligible for trading in the public market. In addition, each of (a) the holder of the underwriter purchase option and (b) Shrem, Fudim, Kelner – Technologies Ltd. and Shrem, Fudim, Kelner & Co. Ltd., acting together, will be entitled to one demand and unlimited piggy-back registration rights. The increase in the number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the acquisition cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders or issuable upon exercise of the underwriter’s purchase option will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants and to take such action as is necessary to qualify the common stock under the securities laws of the states in which the warrants are initially offered. However, we cannot assure you that we will be able to do so or that each such holder will be resident in a state in which the warrants are initially offered. If we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants held by public stockholders or issuable upon exercise of the underwriter’s purchase option may have no value, the market for such warrants may be limited and such warrants may expire worthless. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current, the founder warrants may be exercisable for unregistered shares of common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. We may offer and sell the units to institutional investors in every state except Idaho in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

We intend to have our securities quoted on the OTC Bulletin Board, which may limit the trading liquidity of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the National Association of Securities Dealers, Inc., or NASD, but not included in The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board may limit the trading liquidity of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange. Lack of liquidity may adversely affect the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

In order not to be regulated as an investment company under the Investment Company Act of 1940, or the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses. We will invest the funds in the trust account only in treasury bills issued by the United States having a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the Investment Company Act until we use them to complete a business combination. By limiting the investment of the funds to these instruments, we believe that we will not be considered an investment company under the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in these types of instruments. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution, liquidation and distribution of our assets, including the proceeds held in the trust account, as part of our plan of dissolution and liquidation. If we fail to invest the proceeds as described above or if we cease to be primarily engaged in our business as set forth above (for instance, if our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time), we may be considered to be an investment company and thus be required to comply with the Investment Company Act.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

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restrictions on the nature of our investments;

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restrictions on the issuance of securities; and

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which may make it difficult for us to complete a business combination;

each of which may make it difficult for us to consummate a business combination. We would also become subject to burdensome regulatory requirements, including reporting, record keeping, voting, proxy and disclosure requirements and the costs of meeting these requirements would reduce the funds we have available outside the trust account to consummate a business combination.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors owns shares of our securities and may receive reimbursement for reasonable out-of-pocket expenses incurred by them in connection with our organization, this offering and activities on our behalf such as identifying a potential target business and performing due diligence on a suitable business combination, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of reasonable out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such reasonable out-of-pocket expenses exceed the available proceeds not deposited in the trust account and the interest earned on the trust account, net of taxes payable on such interest, available for working capital purposes, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could adversely affect our business and operations and the price of our stock held by the public stockholders.

Because our existing stockholders’ initial equity investment was only $25,000, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies may disallow our offering in their respective states.

Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by the North American Securities Administrators Association, Inc., state administrators may disallow an offering of a development stage company in their respective states if the initial equity investment by a company’s promoters does not exceed (i) 10% of the first $1,000,000, (ii) 7% of the next $500,000, (iii) 5% of the next $500,000, and (iv) 2.5% of the balance over $2,000,000, in each case, of the aggregate public offering price. Based upon our estimated aggregate offering price of $200,000,000, the minimum initial investment for the purposes of this offering would be approximately $5,110,000 under the above-noted formula. The initial investment of $25,000 by our existing stockholders, some of whom may be deemed “promoters” under this policy, is less than the required minimum amount pursuant to this policy. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, if we are unable to complete a business combination, our initial stockholders’ loss will be limited to their initial investment plus their investment in the founder warrants. Conversely, if we are able to complete a business combination, the shares of common stock acquired by the initial stockholders prior to this offering will be worth significantly more than $25,000.

Because any target business that we attempt to complete a business combination with will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, United States generally accepted accounting principles and audited in accordance with United States generally accepted auditing standards. Many foreign companies do not have financial statements prepared in accordance with United States generally accepted accounting principles and would need to incur significant time and expense in order to obtain financial statements prepared in accordance with those principles. To the extent that a prospective target business does not have financial statements which have been prepared with, or which can be reconciled to, United States generally accepted accounting principles, and audited in accordance with United States generally accepted auditing standards, we will not be able to acquire such target business. We will enter into a business combination only with a target business that has such financial statements. These financial statement requirements may limit the pool of potential target businesses which we may acquire.

If we determine to change domiciles in connection with a business combination, the new jurisdiction’s laws will likely govern all of our material agreements relating to the operations of the target business and we may not be able to enforce our legal rights.

In connection with a business combination, we may determine to relocate the home jurisdiction of our business from Delaware to a jurisdiction outside of the United States, including Israel. If we determine to do this, the new jurisdiction’s corporate law will control our corporate governance requirements and will determine the rights of our shareholders. The new jurisdiction’s corporate law may provide less protection to our shareholders than is afforded by Delaware law. Any such reincorporation will also likely subject us to foreign regulation, including foreign taxation. In addition, upon reincorporation, we may become a “foreign private issuer” for purposes of United States securities laws, which means that we may be subject to less stringent reporting requirements and that some provisions of the United States securities laws (such as the proxy rules and the short-swing trading rules) would not apply to us. Furthermore, whether or not we reincorporate outside the United States, the new jurisdiction’s laws will likely govern all of our material agreements relating to the operations of the target business. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements in a new jurisdiction could result in a significant loss of business, business opportunities or capital.

Risks Associated With the Industry

We rely on the experience and skills of our management team to identify future trends in the technology and technology-related industries, and to take advantage of these trends, but there is no guarantee that they will be able to do so.

The process of predicting technological trends, especially in sectors developing as fast as the technology and technology-related sectors, is complex and uncertain. After our initial business combination, we may commit significant resources to developing new products before knowing whether our investments will result in products the market will accept. Furthermore, we may not execute successfully on our vision because of, among other things, errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion or a lack of appropriate resources. If we are unable to identify and take advantage of future trends in the technology and technology-related sectors, our business, financial condition and results of operations will be adversely affected.

Our investments in one or more companies in the technology or technology-related industries may be extremely risky and we could lose all or part of our investments.

An investment in companies in the technology or technology-related industries may be extremely risky relative to an investment in other businesses because, among other things, the companies we are likely to focus on:

•

typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•

tend to be privately-owned and generally have little publicly available information and, as a result, we may not learn all of the material information we need to know regarding these businesses;

•

are more likely to depend on the management talents and efforts of a small group of people; and, as a result, the death, disability, resignation or termination of one or more of these people could have an adverse impact on the operations of any company we may acquire;

•

generally have less predictable operating results;

•

may from time to time be parties to litigation;

•

may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence; and

•

may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

If we are unable to keep pace with changes in technology or consumer tastes and preferences, the products or services of any target business that we acquire could become obsolete.

The technology and technology-related industries are generally characterized by intense, rapid technological changes, evolving industry standards and new product and service introductions, often resulting in product obsolescence or short product life cycles. Further, these sectors are very sensitive to changes in consumer tastes and preferences. Our ability to compete after the consummation of a business combination will be dependent upon our ability to develop and introduce products and services that keep pace with changes in technology and consumer tastes and preferences. The success of new products or services depends on several factors, including proper new product or service definition, low component costs, timely completion and introduction of the new product or service, differentiation of the new product or service from those of our competitors and market acceptance of the new product or service. There can be no assurance that we will successfully identify new product or service opportunities, develop and bring new products and services to the market in a timely manner or achieve market acceptance of our products and services or that products, services and technologies developed by others will not render our products, services and technologies obsolete or noncompetitive. Our business, financial condition and results of operations following a business combination will depend on our ability to develop and introduce new products and services into existing and emerging markets and to reduce the costs of existing products and services. If we are unable to keep pace with these changes, our business, financial condition and results of operations will be adversely affected.

Consolidation in the technology and technology-related industries may affect our ability to consummate a business combination and may result in increased competition following a business combination.

There has been a trend toward consolidation in the technology and technology-related industries for several years. We expect this trend to continue as companies attempt to strengthen or hold their market positions in an evolving market and as companies are acquired or are unable to continue operations. The trend towards consolidation will increase demand for target businesses. Furthermore, we believe that industry consolidation will result in stronger competitors. Additionally, rapid industry consolidation will lead to fewer customers, with the effect that loss of a major customer could have a material impact on results not anticipated in a customer marketplace composed of many participants. This could lead to more variability in operating results and could adversely affect on our business, operating results and financial condition following a business combination.

Companies in technology and technology-related industries require highly-skilled personnel and if we are unable to attract and retain key personnel following a business combination, we will be unable to effectively conduct our business.

The market for technical, creative, marketing and other personnel essential to the development and marketing of technology and technology-related products and services and to the management of technology and technology-related businesses is extremely competitive. Further, companies that have been the target of an acquisition are often a prime target for recruiting of executives and key creative talent. If we cannot successfully recruit and retain the employees we need following consummation of our business combination, or replace key employees after their departure, our ability to develop and manage our businesses will be impaired.

We may be unable to protect or enforce the intellectual property rights of any target business that we acquire or the target business may become subject to claims of intellectual property infringement.

After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, trade dress and trade secrets may be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Furthermore, key aspects of networking technology are governed by industry-wide standards, which are usable by all market entrants. Our competitors may file patent applications or obtain patents and proprietary rights that block or compete with our patents. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have an adverse effect on our competitive position and business. Further, depending on the target business or businesses that we acquire, it is likely that we will have to protect trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location.

With respect to certain proprietary rights of the target business or businesses that we acquire, such as trademarks and copyrighted materials, we expect that the target business or businesses will have licensed such rights to third parties in the past and we may continue to enter into such agreements in the future. These licensees may, unknowingly to us or the target business or businesses, take actions that diminish the value of the target business or businesses’ proprietary rights or cause harm to the target business or businesses’ reputation. Also, products of the target business or businesses may include software or other intellectual property licensed from third parties. It may be necessary in the future to seek or renew licenses relating to various aspects of these products. There can be no assurance that the necessary licenses would be available on acceptable terms, if at all. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could have an adverse effect on our business, operating results and financial condition following a business combination. Moreover, the inclusion in our products of software or other intellectual property licensed from third parties on a nonexclusive basis could limit our ability to protect our proprietary rights in our products.

The technology and technology-related industries are highly cyclical, which may affect our future performance and ability to sell our products or services, and in turn, hurt our profitability.

Technology and technology-related products and services tend to be relatively expensive and buyers tend to defer purchases during periods of economic weakness, opting instead to continue to use what they already own. Conversely, during periods of economic strength, sales of technology and technology-related products and services frequently exceed expectations. As a consequence, revenues and earnings for these companies may fluctuate more than those of less economically sensitive companies. Further, companies in the consumer segments of these industries are sensitive to a number of factors that influence the levels of consumer spending, including economic conditions such as the rate of unemployment, inflation, recessionary environments, the levels of disposable income, debt, interest rates and consumer confidence. Due to the cyclical nature of the technology and technology-related industries, inventories may not always be properly balanced, resulting in lost sales when there are shortages or write-offs when there are excess inventories. This may adversely affect the business, financial condition and results of operations of any target businesses that we may acquire.

Government regulation of certain technology or technology-related industries and the uncertainty over government regulation of the Internet could harm our operating results and future prospects.

Certain technology or technology-related industries, including the telecommunications and media sectors, have historically been subject to substantial government regulation, both in the United States and overseas. If we consummate a business combination with a target business or businesses in these sectors, changes in telecommunications requirements in the United States or other countries could affect the sales of our products, limit the growth of the markets we serve or require costly alterations of current or future products. Future changes in tariffs by regulatory agencies or application of tariff requirements to currently untariffed services could affect the sales of our products for certain classes of customers.

On the other hand, few laws or regulations currently apply directly to access of or commerce on the Internet. The growth of the technology and technology-related industries is closely tied to the growth of Internet use and new regulations governing the Internet and Internet commerce could have an adverse effect on our business, operating results and financial condition following a business combination. New regulations governing the Internet and Internet commerce could include matters such as changes in encryption requirements, sales taxes on Internet product sales and access charges for Internet service providers.

Risks Related to Operations in Israel

Acquisitions of companies with operations in Israel entail special considerations and risks. If we are successful in acquiring a target business with operations in Israel, we will be subject to, and possibly adversely affected by, the following risks:

If there are significant shifts in the political, economic or military conditions in Israel, it could have a material adverse effect on our profitability.

If we consummate a business combination with a target business in Israel, it will be directly influenced by the political, economic and military conditions affecting Israel at that time. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity, has caused security and economic problems in Israel. Since September 2000, there has been a marked increase in violence, civil unrest and hostility, including armed clashes, between the State of Israel and the Palestinians, primarily but not exclusively in the West Bank and Gaza Strip, and negotiations between the State of Israel and Palestinian representatives have effectively ceased. The election of representatives of the Hamas movement to a majority of seats in the Palestinian Legislative Council in January 2006 created additional unrest and uncertainty. In July and August of 2006, Israel was involved in a full-scale armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party, in southern Lebanon, which involved missile strikes against civilian targets in northern Israel that resulted in economic losses. On August 14, 2006, a ceasefire was declared relating to that armed conflict, although it is uncertain whether or not the ceasefire will hold. Continued hostilities between Israel and its neighbors and any failure to settle the conflict could have a material adverse effect on the target business and its results of operations and financial condition. Further deterioration of the situation might require more widespread military reserve service by some of the target business’s Israeli employees and might result in a significant downturn in the economic or financial condition of Israel. Israel is also a party to certain trade agreements with other countries, and material changes to these agreements could have an adverse effect on our business. Furthermore, several Arab countries still restrict business with Israeli companies. The operations of the target business in Israel could be adversely affected by restrictive laws or policies directed towards Israel and Israeli businesses.

In addition, the target business’s insurance may not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, there is no assurance that such government coverage will be maintained. Any of these factors could have a material adverse effect on the target business and on our results of operations and financial condition following a business combination with the target business.

Our operations could be disrupted as a result of the obligation of personnel to perform military service.

Generally, all nonexempt male adult citizens and permanent residents of Israel, including one of our officers and directors, are obligated to perform military reserve duty annually for extended periods of time through the age of 45 (or older for citizens with certain occupations), and are subject to being called to active duty at any time under emergency circumstances. Executive officers or key employees of a target business may also reside in Israel and be required to perform similar annual military reserve duty. In response to increases in terrorist activity and the recent armed conflict with Hezbollah, there have been periods of significant call-ups of military reservists. It is possible that there will be additional call-ups in the future. Our and the target business’s operations could be disrupted by the absence for a significant period of one or more of these directors, officers or key employees due to military service. Any such disruption could adversely affect our operations and profitability.

Because a substantial portion of many Israeli companies’ revenues is generated in dollars and euros, while a significant portion of their expenses is incurred in Israeli currency, the revenues of a target business may be reduced due to inflation in Israel and currency exchange rate fluctuations.

A substantial portion of many Israeli companies’ revenues is generated in dollars and euros, while a significant portion of their expenses, principally salaries and related personnel expenses, are paid in Israeli currency. As a result, a target business will likely be exposed to the risk that the rate of inflation in Israel will exceed the rate of devaluation of Israeli currency in relation to the dollar or the euro, or that the timing of this devaluation will lag behind inflation in Israel. Because inflation has the effect of increasing the dollar and euro costs of an Israeli company’s operations, it would therefore have an adverse effect on our dollar-measured results of operations following a business combination.

The termination or reduction of tax and other incentives that the Israeli government provides to qualified domestic companies may increase the costs involved in operating a company in Israel.

The Israeli government currently provides tax and capital investment incentives to qualified domestic companies. The availability of these tax benefits, however, is subject to certain requirements, including, among other things, making specified investments in fixed assets and equipment, financing a percentage of those investments with capital contributions by the entity receiving the tax benefits, compliance with a marketing program submitted to the Investment Center of Israel’s Ministry of Industry, Trade and Labor, filing of certain reports with the Investment Center and compliance with Israeli intellectual property laws. Additionally, the Israeli government currently provides grant and loan programs relating to research and development, marketing and export activities. In recent years, the Israeli government has reduced the benefits available under these programs and Israeli governmental authorities have indicated that the government may in the future further reduce or eliminate the benefits of those programs. We cannot assure you that such benefits and programs would continue to be available to the target business following a business combination, or if available, to what extent. If such benefits and programs were terminated or further reduced, it could have an adverse effect on our results of operations following a business combination or make a specific business combination less attractive. Without limiting the foregoing, if the foregoing tax benefits were terminated or reduced, the amount of taxes payable by the target business would likely increase, which could adversely affect our results of operations.

Any Israeli government grants received by the target business for research and development expenditures limit the ability of the target business to manufacture products and transfer know-how outside of Israel. In addition, our acquisition of the target business may be subject to the approval of certain Israeli governmental entities.

The target business we may acquire may be receiving, or may receive following the business combination, grants from the government of Israel through the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor for the financing of a portion of its research and development expenditures in Israel. Upon our acquisition of such entity, the Office of Chief Scientist will determine whether the entity will be eligible to continue receiving grants following the business combination. When know-how or products are developed using Chief Scientist grants, the terms of these grants limit the transfer of the know-how out of Israel and the ability of the entity receiving such grants to manufacture products based on this know-how outside of Israel without the prior approval of the Office of the Chief Scientist. Any approval, if given, may be subject to additional obligations or limitations. If the target business fails to comply with the conditions imposed by the Office of the Chief Scientist, including the payment of royalties with respect to grants received, it may be required to refund any payments previously received, together with interest and penalties. The difficulties in obtaining the approval of the Office of the Chief Scientist for the transfer of manufacturing rights out of Israel could have a material adverse effect on strategic alliances or other transactions that we may wish the target business to enter into in the future that provide for such a transfer. In addition, our acquisition of a target business that shall have received, prior to such acquisition, any tax benefits from the Investment Center and/or research and development grants from the Office of the Chief Scientist, may be subject to the approval of such entities, which approval may be subject to, among other things, an undertaking to observe the law governing the grant programs of the Office of the Chief Scientist.

The anti-takeover effects of Israeli laws may delay or deter a change of control of the target business.

Under the Israeli Companies Law—1999, referred to as the Companies Law, a merger is generally required to be approved by the board of directors and, unless certain requirements described under the Companies Law are met, the shareholders of each of the merging companies. If the share capital of the company that will not be the surviving company is divided into different classes of shares, the approval of each class is also required. A court may disapprove or delay the consummation of a merger if it determines that there is a reasonable concern that the surviving company will be unable to satisfy the obligations of the company not surviving the merger. In addition, a merger may not be completed unless at least 50 days shall have passed from the date that a proposal for approval of the merger was filed by each merging company with the Israeli Registrar of Companies and 30 days have elapsed since shareholder approval of both merging companies was obtained.

The Israeli Companies Law provides that an acquisition of shares in an Israeli public company must be made by means of a special tender offer, if as a result of the acquisition, the purchaser would become a holder of 25% or more of the voting power at general meetings, and no other shareholder owns a 25% stake in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of 45% or more of the voting power at general meetings, unless someone else already holds 45% of the voting power. An acquisition from a 25% or 45% holder, which turns the purchaser into a 25% or 45% holder, respectively, does not require a tender offer. An exception to the tender offer requirement may also apply when the additional voting power is obtained by means of a private placement approved by the general meeting of shareholders (which approval shall also refer to the purchaser becoming a holder of 25% or 45%, as the case may be, of the voting power in the subject company). These rules also do not apply if the acquisition is made by way of a merger.

The Companies Law also provides specific rules and procedures for the acquisition of shares held by minority shareholders, if the majority shareholder shall hold more than 90% of the outstanding shares. Such acquisition shall be made through a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. If the dissenting and non-responsive shareholders hold more than 5% of the issued and outstanding share capital of the company, the acquirer may not acquire additional shares of the company from shareholders who accepted the tender offer if following such acquisition the acquirer would then own over 90% of the company’s issued and outstanding share capital.

These laws may have the effect of delaying or deterring a change in control of an Israeli company, and should we desire to acquire control of a target business that is an Israeli company we may encounter difficulties achieving such control.

We may be deemed to be effectively managed and controlled from Israel, and thus be treated as an Israeli entity for tax purposes.

Although we were formed under Delaware law and are a U.S. corporation, our directors and officers are all Israeli residents, and shall be managing our affairs from Israel. Additionally, as we will be searching for a target business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following our initial business combination, most of our activities shall be in Israel. Therefore, we may be deemed to be effectively managed and controlled from Israel, and thus be treated as an Israeli entity for tax purposes, in which case we will be taxed according to Israeli law.

Risks Relating to Enforcement of Legal Process

Third parties are likely to have difficulty in enforcing judgments obtained in the United States against us, our officers or our directors.

We, as well as each of our officers and directors, have appointed Corporation Service Company as our agent to receive service of process in any action against us in the United States.

After the consummation of a business combination, it is possible that substantially all of our assets will be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights against us or to enforce judgments of United States courts given that substantially all of our assets may be located outside of the United States.

Each of our directors and officers resides outside the United States. Each of our officers or directors has consented to service of process in the State of New York and to the jurisdiction of the courts of the State of New York or of the United States of America for the Southern District of New York.

However, since most of our and such persons’ assets are outside the United States, any judgment obtained in the United States against us or such persons may not be collectible within the United States. Furthermore, there is substantial doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act in original actions instituted in Israel, and the enforceability of a judgment obtained in the United States against us or our officers and directors may be difficult.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be used as set forth in the following table:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option

Gross proceeds:
Gross proceeds from the offering	$200,000,000	$230,000,000
Gross proceeds from the sale of the founder warrants(1)	2,000,000	2,000,000
Total gross proceeds	$202,000,000	$232,000,000

Underwriting expenses(2):
Underwriting discount (5% of gross proceeds)	$10,000,000	$11,500,000
Contingent underwriting discount (2% of gross proceeds)(3)	4,000,000	4,600,000
Total underwriting expenses	$14,000,000	$16,100,000

Offering expenses:
Legal fees and expenses (including blue sky fees and expenses)	$340,000	$340,000
Printing and engraving expenses	35,000	35,000
Accounting fees and expenses	35,000	35,000
SEC registration fee	45,684	45,684
NASD filing fee	43,195	43,195
Miscellaneous expenses	1,121	1,121
Total offering expenses	$500,000	$500,000

Net proceeds from the offering and the sale of the founder warrants (excluding contingent underwriting discount):
Held in trust	$191,000,000	$219,500,000
Not held in trust	500,000	500,000
Total net proceeds	$191,500,000	$220,000,000
Percentage of offering gross proceeds held in the trust account	95.5%	95.4%

Anticipated use of net proceeds not held in the trust account and one-half of the interest earned on the trust account, net of taxes payable on such interest, that will be released to us to cover our working capital requirements:

Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$3,000,000	$3,000,000
Legal and accounting fees relating to SEC reporting obligations	300,000	300,000
Administrative fees relating to office space ($10,000 per month for two years)	240,000	240,000
Working capital to cover miscellaneous expenses, D&O insurance and reserves	700,000	700,000
Total	$4,240,000	$4,240,000

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(1)

There is no placement fee paid or payable by us in connection with the sale of the founder warrants.

(2)

M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd have loaned us an aggregate of $165,000 for the payment of a portion of the offering expenses and have incurred an additional $45,000 of liabilities relating to this offering. These non-interest bearing loans will be payable on the earlier of [               ], 2007 [insert one year from the date of this prospectus] or the consummation of this offering, unless we decide to defer repayment based on our expected cash flow needs, in which case repayment may be deferred for up to 12 months.

(3)

The underwriter has agreed to defer this amount until the consummation of our initial business combination. Upon the consummation of our initial business combination, we will pay such deferred fees (less $0.16 for each share of common stock converted to cash in connection with our initial business combination) to the underwriter out of the proceeds of this offering held in a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company acting as trustee.

We intend to use the proceeds from the sale of the units and the founder warrants to acquire a technology or technology-related business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following our initial business combination.

Of the net proceeds we receive from our unit offering and the private placement of the founder warrants, $189,000,000 of the net proceeds we receive from this offering, plus the additional $2,000,000 we will receive from the sale of founder warrants taking place simultaneously with the consummation of this offering, totaling $191,000,000 ($7.64 per unit sold to the public in this offering) will be deposited into a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company acting as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Additionally, although we have no present intention to do so, it is possible that we will in the future find it necessary or desirable to use a portion of the funds in the trust account to make a down payment or deposit or fund a lock-up or “no-shop” provision, with respect to a potential business combination. If so, any such amount would be based on the terms of the specific transaction and the amount of available funds at the time. If we use a significant portion of our funds for such a purpose and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used some or all of the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or to conduct due diligence with respect to, other potential target businesses. In that event, we may be required to liquidate before the completion of a business combination.

Additionally, the proceeds held in the trust account will be used to pay the underwriter a deferred fee equal to 2% of the gross proceeds of the unit offering, or $4,000,000, less $0.16 for each share of common stock converted to cash in connection with our initial business combination, upon the consummation of our initial business combination; this portion of the proceeds held in the trust account will not be available for our use to acquire an operating business. We may use all of the remaining net proceeds of this offering held in the trust account to acquire an operating business. However, we may choose not to use all of the remaining proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock, debt securities or bank financing. In that event, the proceeds held in the trust account, as well as any other net proceeds not expended, may be used to finance the operations of the target business, which may include subsequent acquisitions.

We believe that, upon consummation of this offering, the amount of the net proceeds from this offering and the sale of the founder warrants not held in the trust account (approximately $500,000 after the payment of the expenses relating to this offering), as well as one half of the interest earned on the trust account, net of taxes payable on such interest, will be sufficient to allow us to operate for at least the next 24 months. Assuming that a business combination is not consummated during that time, we anticipate making the following expenditures during this time period:

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approximately $3,000,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, including without limitation third party fees for assisting us in performing due diligence investigations of perspective target businesses;

•

approximately $300,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•

approximately $240,000 of expenses in fees relating to our office space and certain general and administrative services;

•

approximately $700,000 for general working capital that will be used for miscellaneous expenses, including reimbursement of any out-of-pocket expenses incurred by our existing stockholders, directors and officers in connection with activities on our behalf, of which approximately $400,000 is for director and officer liability and other insurance premiums; and

•

if we must dissolve and liquidate, $50,000 to $75,000 for dissolution and liquidation costs.

We expect that due diligence of a prospective target business will be performed by some or all of our existing stockholders, directors and officers. None of our existing stockholders, directors or officers will receive any compensation for their due diligence efforts, other than reimbursement of any reasonable out-of-pocket expenses they may incur on our behalf while performing due diligence of a prospective target business; provided, however, that we are permitted to pay a finder’s fee or other compensation to Shrem, Fudim, Kelner & Co. Ltd. and/or to Shrem, Fudim, Kelner – Technologies Ltd. should they provide us services prior to or in connection with a business combination. To date, our existing stockholders, directors and officers have not performed due diligence of any prospective target business. Any reimbursement of reasonable out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make a down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. We have not reserved any specific amounts for a down payment, exclusivity fees, finder’s fees or similar fees or compensation, each of which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used to finance the operations of the target business and to pay finders’ fees, if any.

In order to fund a business combination, we may choose to seek loans from third parties for some or all of the consideration to be paid in such a transaction. These loans would be incurred by the Company. None of our initial stockholders would be personally liable for the repayment of such loans unless they specifically agreed to be so liable.

We believe that, upon consummation of this offering, the amount of the net proceeds from this offering and the sale of the founder warrants not held in the trust account (approximately $500,000 after the payment of the expenses relating to this offering), as well as one half of the interest earned on the trust account, net of taxes payable on such interest, will be sufficient to fund our working capital requirements for at least the next 24 months, assuming that a business combination is not consummated during that time. These amounts are based on management’s estimate of the amount needed to fund our operations for the next 24 months and to consummate a business combination. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available funds in pursuit of a business combination that is not consummated. Our assumptions about the interest earned on the funds in the trust account are based in part on the Federal Reserve Statistical Release dated November 20, 2006, which references historical interest rate data which appears on the Federal Reserve website. According to the Federal Reserve Statistical Release, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ending November 17, 2006, 5.13%, 4.96% and 4.96%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. If we do not have sufficient funds available to cover our expenses, we may be forced to obtain additional financing, either from our existing stockholders, directors and officers or third parties. We may not be able to obtain additional financing and our existing stockholders, directors and officers are not obligated to provide any additional financing. If we do not have sufficient funds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination. If we are able to obtain additional financing in order to fund due diligence and other expenses associated with locating a target business, and if such additional financing were in the form of a loan, such loan would be incurred by us. To the extent that a business combination is not ultimately consummated and that the funds held outside of the trust account are not sufficient to repay such loan, such loan will be repaid in a fashion so as to not utilize any of the funds held in the trust account.

M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd have loaned us an aggregate of $165,000 for the payment of a portion of the offering expenses and have incurred an additional $45,000 of liabilities relating to this offering. These non-interest bearing loans will be payable on the earlier of [               ], 2007 [insert one year from the date of this prospectus] or the consummation of this offering, unless we decide to defer repayment based on our expected cash flow needs, in which case repayment may be deferred for up to 12 months.

We have agreed to pay a monthly fee of $10,000 to LMS Nihul, an affiliate of M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd, three of our initial stockholders, for general and administrative services including office space, utilities and secretarial support. We believe, based on rents and fees for similar services in

Israel, that the fee charged by LMS Nihul is at least as favorable as we could have obtained from an unaffiliated third party.

The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the United States government having a maturity of 180 days or less, or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income earned on investment of the net proceeds not held in trust during this period, net of taxes payable on such interest, will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

Neither we nor any other person or entity will pay any of our existing stockholders, directors or officers or any entity with which they are affiliated, any finder’s fee or other compensation for services rendered to us prior to or in connection with a business combination; provided, however, that we are permitted to pay a finder’s fee or other compensation to Shrem, Fudim, Kelner & Co. Ltd. and/or to Shrem, Fudim, Kelner – Technologies Ltd. should they provide us services prior to or in connection with a business combination. However, our existing stockholders, directors and officers will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with our organization, this offering and activities on our behalf, such as participating in the offering process, identifying a potential target operating business and performing due diligence on a suitable business combination. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. In addition, since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons for periods after a business combination.

Public stockholders will be entitled to receive the amount in our trust account, including the amount representing the deferred portion of the underwriter’s fee, but excluding one-half of the interest earned on the trust account, net of taxes payable on such interest, that will be released to us on a monthly basis to fund our working capital requirements, in the event of our liquidation upon our failure to complete a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). Public stockholders voting against a business combination will also be entitled to convert their stock into a pro rata share (based on the number of units sold in this offering) of the amount held in the trust account, including the amount held in the trust account representing the deferred portion of the underwriter’s fee, but excluding one-half of the interest earned on the trust account, net of taxes payable on such interest, that will be released to us on a monthly basis to fund our working capital requirements, if the business combination is approved and consummated. In no other circumstances will a public stockholder have any right to or interest of any kind in the trust account.

In the event of our liquidation, as described above, our existing stockholders, directors and officers will be entitled to receive funds from the trust account solely with respect to any shares of common stock which they purchased in this offering or following the consummation of this offering.

CAPITALIZATION

The following table sets forth our capitalization at September 26, 2006 and the sale of our units and the founder warrants and the application of the estimated net proceeds derived from the sale of such securities and assuming the filing of our Amended and Restated Certificate of Incorporation:

	September 26, 2006
	Actual	As Adjusted

Short-term borrowings(1)	$210,000	$—

Redeemable Stockholders’ equity(2)(3):
Common stock, $.0001 par value, 0 and 4,999,999 shares which are subject to possible conversion, shares at conversion value	—	500
Additional paid-in capital	—	37,399,500

Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 100,000,000 shares authorized; 6,250,000 shares issued and outstanding; 26,250,001 shares issued and outstanding (excluding 4,999,999 shares subject to possible conversion), as adjusted	625	2,625
Additional paid-in capital	24,375	150,122,375
Deficit accumulated during the development stage	(5,000)	(5,000)
Total permanent stockholders’ equity	20,000	150,120,000
Total capitalization	$230,000	$187,520,000

——————

(1)

M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd have loaned us an aggregate of $165,000 for the payment of a portion of the offering expenses and have incurred an additional $45,000 of liabilities relating to this offering. These non-interest bearing loans will be payable on the earlier of [        ], 2007 [insert one year from the date of this prospectus] or the consummation of this offering, unless we decide to defer repayment based on our expected cash flow needs, in which case repayment may be deferred for up to 12 months.

(2)

For purposes of presentation, this table assumes that we have converted the maximum of 4,999,999 shares to cash in connection with our initial business combination, reducing the underwriter’s fee by $0.16 per share, or approximately $800,000. If no shares were converted to cash in connection with our initial business combination, the underwriter’s fee payable would be $4,000,000.

(3)

Includes an aggregate of $2,000,000 payable simultaneously with the consummation of this offering by certain of our initial stockholders, for their purchase of an aggregate of 2,000,000 founder warrants at a purchase price of $1.00 per warrant from us. This purchase will take place on a private placement basis.

If we consummate a business combination, the conversion rights afforded to our public stockholders, other than our existing stockholders, directors and officers, may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, but excluding one-half of the interest earned on the trust account, net of taxes payable on such interest, that will be released to us on a monthly basis to fund our working capital requirements, as of two business days prior to the consummation of the business combination, divided by the number of units sold in this offering.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

At September 26, 2006, our net tangible book value was $20,000, or approximately $0.00 per share of common stock. After giving effect to the sale of 25,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 4,999,999 shares of common stock which may be converted into cash) at September 26, 2006 would have been $150,120,000 or $5.72 per share, representing an immediate increase in net tangible book value of $5.72 per share to the existing stockholders and an immediate dilution of $2.28 per share or 28.5% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$0.00
Increase attributable to new investors	5.72
Pro forma net tangible book value after this offering		$5.72
Dilution to new investors		$2.28

For purposes of presentation, our pro forma net tangible book value after this offering is approximately $38,200,000 less than it otherwise would have been because if we effect a business combination, the conversion rights afforded to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Initial stockholders	6,250,000	20.00%	$25,000	0.01%	$0.004
New investors – public	25,000,000	80.00%	200,000,000	99.99%	$8.00
	31,250,000	100.00%	$200,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows(1):

Numerator:
Net tangible book value before this offering and the private placement of the founder warrants	$20,000
Proceeds from this offering and the private placement of the founder warrants	202,000,000
Offering costs excluded from net tangible book value before this offering	(14,500,000)
Less: Proceeds held in trust subject to conversion to cash ($191,000,000 x 19.99%)	(37,400,000)
$150,120,000
Denominator:
Shares of common stock outstanding prior to this offering	6,250,000
Shares of common stock included in the units offered	25,000,000
Less: Shares subject to conversion (25,000,000 x 19.99%)	(4,999,999)
26,250,001

——————

(1)

For purposes of presentation, this table assumes that we have converted the maximum of 4,999,999 shares to cash in connection with our initial business combination, reducing the underwriter’s fee by $0.16 per share, or approximately $800,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware on August 24, 2006. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a technology or technology-related business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following our initial business combination. To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

We intend to use cash derived from the proceeds of this offering and the sale of the founder warrants, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.

The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•

may significantly reduce the equity interest of investors in this offering;

•

may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of our present directors and officers; and

•

may adversely affect prevailing market prices for our common stock and warrants.

Similarly, if we incur debt, it could:

•

lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt;

•

require us to execute documents that contain covenants such as ones that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•

create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

•

hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors;

•

limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•

make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•

limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy, or other purposes; and

•

place us at a disadvantage compared to our competitors who have less debt.

As indicated in the audit report accompanying our financial statements included herein, our financial statements have been prepared assuming we will continue as a going concern. We have a net loss, a working capital deficiency and no operations. This raises substantial doubt about our ability to continue as a going concern. The financial statements included in this prospectus do not include any adjustments that might result from the outcome of this uncertainty.

We estimate that the net proceeds from the sale of the units and the founder warrants in a private placement will be $187,500,000 (or $215,400,000 if the over-allotment option is exercised in full), after deducting offering expenses of approximately $500,000 and underwriting discounts of $14,000,000 (or $16,100,000 if the over-allotment option is exercised in full). However, the underwriter has agreed that 2% of the underwriting discount will not be payable unless and until we complete a business combination. Accordingly, $191,000,000 (or $219,500,000 if the over-allotment option is exercised in full), will be held in the trust account and the remaining $500,000, in either case, will not be held in the trust account. We intend to use substantially all of the net proceeds of this offering, including the monies held in the trust fund (but excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto.

The size of this offering and the amount to be placed in the trust account was based on the negotiation between the underwriter and our management and their respective analyses based on publicly available information and their respective experiences and expertise of the amount that could be raised for us and the likelihood of finding an Israeli or Israeli-related technology or technology-related acquisition candidate and other factors discussed under the caption “Underwriting—Pricing of Securities.”

Of the proceeds held in trust, an amount equal to 2% of the gross proceeds of the unit offering, or $4,000,000, less $0.16 for each share of common stock converted to cash in connection with our initial business combination, will be used to pay the underwriter a deferred fee upon the consummation of our initial business combination, and will not be available for our use to acquire an operating business. We may use all of the remaining net proceeds of this offering held in the trust account to pay the deferred underwriting fees to the underwriter and to acquire an operating business. However, it is possible that we may not use all of such amount in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock, debt securities or other debt. In that event, the proceeds held in the trust account (excluding the amount held in the trust account representing the deferred portion of the underwriter’s fee), as well as any other net proceeds not expended, may be used to finance the operations of the target business, including subsequent acquisitions.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used to finance the operations of the target business and to pay finders’ fees, if any.

We believe that, upon consummation of this offering, the amount of the net proceeds from this offering and the sale of the founder warrants not held in the trust account (approximately $500,000 after the payment of the expenses relating to this offering), as well as one half of the interest earned on the trust account, net of taxes payable on such interest, will be sufficient to allow us to operate for at least the next 24 months. Assuming that a business combination is not consummated during that time, we anticipate making the following expenditures during this time period:

•

approximately $3,000,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, including without limitation third party fees for assisting us in performing due diligence investigations of perspective target businesses;

•

approximately $300,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•

approximately $240,000 of expenses in fees relating to our office space and certain general and administrative services;

•

approximately $700,000 for general working capital that will be used for miscellaneous expenses, including reimbursement of any out-of-pocket expenses incurred by our existing stockholders, directors and officers in connection with activities on our behalf, of which approximately $400,000 is for director and officer liability and other insurance premiums; and

•

if we must dissolve and liquidate, $50,000 to $75,000 for dissolution and liquidation costs.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business. However, we may need to obtain additional financing to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination, although we have not entered into any such arrangement and have no current intention of doing so.

In addition, if we acquire a company in Israel, we may be subject to existing or future rules and regulations on currency conversion. In 1998, the Israeli currency control regulations were liberalized significantly, and there are currently no currency controls in place. However, legislation remains in effect pursuant to which such currency controls could be imposed in Israel by administrative action at any time. If such controls were reinstated, it could adversely affect our ability to effectively utilize our cash flow.

M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd have loaned us an aggregate of $165,000 the payment of a portion of the offering expenses and have incurred an additional $45,000 of liabilities relating to this offering. These non-interest bearing loans will be payable on the earlier of [           ], 2007 [insert one year from the date of this prospectus] or the consummation of this offering, unless we decide to defer repayment based on our expected cash flow needs, in which case repayment may be deferred for up to 12 months.

We are obligated, commencing on the date of this prospectus, to pay to LMS Nihul, an affiliate of M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd, three of our initial stockholders, a monthly fee of $10,000 for general and administrative services including office space, utilities and secretarial support. We believe, based on rents and fees for similar services in Israel, that the fee charged by LMS Nihul is at least as favorable as we could have obtained from an unaffiliated third party.

We have agreed to sell the underwriter, for $100, an option to purchase up to a total of 1,500,000 units, consisting of one share of common stock and one warrant, at $8.80 per unit, commencing on the later of the consummation of the business combination and one year after the date of this prospectus and expiring five years after the date of this prospectus. The warrants underlying the units will have terms that are identical to those being issued in this offering, except that the warrants underlying such units will expire five years from the date of this prospectus. The sale of the option will be accounted for as a cost attributable to the offering. Accordingly, there will be no impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We estimate that the fair value of this option is approximately $6,615,000 ($4.41 per unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 63.2%, (2) risk-free interest rate of 4.55% and (3) expected life of five years. The expected volatility in the preceding sentence was calculated as an average of the volatilities of publicly-traded technology companies in the United States, with a market capitalization between $150 million and $400 million, as of September 27, 2006, which are Israeli or Israel-related. In calculating volatility for the representative companies, we used daily historical volatilities for the period of time equal in length to the term of the option (five years). Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the specified period, the option will become worthless.

Certain of our initial stockholders have committed to purchase an aggregate of 2,000,000 founder warrants at a purchase price of $1.00 per warrant (for an aggregate purchase price of $2,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The purchase of the founder warrants as well as the sale and transfer restriction on the founder warrants is designed to ensure that the purchasers of the founder warrants acquire them at market value. Therefore, we intend to treat the $2,000,000 amount to be paid for the founder warrants as paid-in capital. Neither the Company nor the underwriter will incur and/or receive any fees, charges or compensation related to the founder warrants.

PROPOSED BUSINESS

Introduction

We are a blank check company, incorporated in the State of Delaware on August 24, 2006, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a technology or technology-related business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following our initial business combination.

Over the course of the past decade, Israel has emerged as a favorable environment for technology and technology-related companies. Based on information publicly available from the Israel Venture Capital (IRC) Research Center, the Israel Venture Association (IVA) and the Government of Israel’s Ministry of Industry, Trade and Labor, we believe that Israel represents an attractive environment for a target business for several reasons, including:

•

Israel’s Central Bureau of Statistics reported that Israel’s Gross Domestic Product grew by 4.9% in 2005 and by 5.9% in the first six months of 2006 (on an annualized basis), ranking it as one of the fastest growing economies in the Western world;

•

Israel’s Central Bank reported that foreign investments in Israel have risen consecutively in the last three years, reaching $9.7 billion in 2005, a 67% rise from 2004, and a record $11.9 billion in the first six months of 2006;

•

According to the Israeli Ministry of Industry, Trade and Labor, Israeli companies are offered favorable tax incentives and government funding plans;

•

According to the Israeli Ministry of Industry, Trade and Labor, Israel offers the modern infrastructure, protection and services required for businesses to compete effectively including protection of trademarks and patents, a transparent financial and legal system and sophisticated capital markets that allow companies to simultaneously list their securities on Israeli and foreign exchanges;

•

Fitch and other rating agencies have maintained Israel’s credit rating at “A-”, noting the rapid growth of the Israeli economy, Israel’s low government deficit and a decrease in the Israeli government’s debt level as positive factors in the country’s risk profile;

•

According to the Israeli Ministry of Foreign Affairs, Israeli universities and research institutions have produced significant research and innovations and, due to their outstanding reputation, have attracted prominent scientists, researchers, and professors from outside of Israel;

•

According to the Israeli Ministry of Finance, Israel has one of the highest per-capita ratios of engineers in the world;

•

According to the Consulate General of Israel, Israel has more startup companies, in absolute terms, than any other country in the world other than the United States;

•

Israeli-based technology companies rank as the most listed non-U.S. based technology companies on the Nasdaq Stock Market, according to the Nasdaq Stock Market, and also rank highly in the number of listed technology companies on many European stock exchanges; and

•

In 2005, the Israeli Government continued its policy of accelerated privatization and has pledged to maintain this policy in 2006.

To amplify on these reasons, it is worth noting that Israel offers:

•

A highly educated and trained work force: Israeli companies have access to a large pool of software and hardware engineers, a majority of whom were trained in Israel Defense Forces’ elite technology units or in the former Soviet Union. In addition, due mainly to the highly talented and technically educated workforce, many global technology companies have established research and development facilities in Israel, including: Microsoft, Intel, Hewlett Packard, IBM, Motorola, 3Com, Lucent, Cisco, Applied Materials, AOL, National Semiconductors and others. These global technology companies also serve as a source of seasoned managers and entrepreneurs for emerging growth companies.

•

Commercialization and adaptation of defense technologies: Cutting-edge technologies are being developed in Israel for use by the Israeli defense forces. Israeli technology companies have successfully converted and adapted defense technologies to civilian applications. This is due in part to the highly trained engineers and technicians who enter the private sector after having completed their military service and contribute to the advancement of Israeli technology companies.

•

Government incentives: In order to boost investment in the technology sector, the Israeli government initiated various incentives to both the investment community and to technology companies. Various tax breaks and grants from the Office of the Chief Scientist are provided to emerging growth companies. These initiatives led to tremendous growth in the technology industry during the past decade.

Additionally, according to the Israel Venture Capital Research Center, since 1999, $11 billion in venture capital has been invested in Israel’s technology industry, which funded more than 1,500 technology companies.

We believe that this high degree of venture capital being invested in Israel, when compared to other countries, makes Israel a favorable environment for making acquisitions, as there should be a greater number of prospective target businesses searching for a way to provide their investors with a return on their investment, or a liquidity event. Typical liquidity events include an initial public offering, a sale or merger, or the payment of a dividend.

We will not enter into a business combination unless the target company already has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following our initial business combination.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business until such time as a business combination is consummated, if ever. We intend to use cash derived from the proceeds of this offering and the sale of the founder warrants simultaneously with the closing of this offering, and issuances of our capital stock, debt or any combination thereof to effect a business combination. Although substantially all of the net proceeds of this offering (excluding the amount held in the trust account representing the deferred portion of the underwriter’s fees) are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise designated for any more specific purpose. Accordingly, investors in this offering will invest in us without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations we may ultimately undertake. A business combination may involve the acquisition of, or merger with, an operating business that does not need substantial additional capital but desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These consequences include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve a company that may be financially unstable or may possess weak management, but, in our belief, possesses long-term growth potential. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have neither selected nor approached any target businesses

Our officers, directors, initial stockholders and other affiliates have not engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with us, nor have we, nor any of our agents of affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with our company. We have also not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate. Moreover, we have not engaged or retained any agent or other representative to identify or locate such an acquisition candidate on our behalf. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the requirements that a target business (a) have operations or facilities located in Israel, or intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following our initial business combination, (b) be in a technology or technology-related industry and (c) have a fair market value of at least 80% of our net assets (excluding deferred underwriting fees) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. We have not conducted any research with respect to identifying potential acquisition candidates for our company, or with respect to determining the likelihood or probability of whether or not we will be able to locate and complete a business combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We have not yet identified any potential acquisition candidates. Following the consummation of this offering, we expect to generate a list of potential target opportunities from a host of different sources. The candidates comprising the list of potential business combinations will be examined through analysis of available information and general due diligence. We will then narrow our search for potential target opportunities through this due diligence process, focusing on what we determine are the most promising businesses for us to target.

Our management team has extensive experience in the technology and technology-related industries, and has the experience and skills necessary to identify, acquire and assist the appropriate target business or businesses. Furthermore, through their considerable experience in technology and technology-related businesses, our management team has acquired extensive contacts and sources from which to generate acquisition opportunities. These contacts and sources include private equity and venture capital funds, public and private companies, business brokers, investment bankers, attorneys and accountants.

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis since many of these sources will have read this prospectus and know what types of business we are targeting. Our initial stockholders, our officers and directors, and their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will our initial stockholders, our officers and directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for services they render in order to effectuate, the consummation of a business combination; provided, however, that we are permitted to pay a finder’s fee or other compensation to Shrem, Fudim, Kelner & Co. Ltd. and/or to Shrem, Fudim, Kelner – Technologies Ltd. should they provide us services prior to or in connection with a business combination.

Selection of a target business and structuring of a business combination

Subject to the requirements that a target business (a) have operations or facilities located in Israel, or intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following our initial business combination, (b) be in a technology or technology-related industry and (c) have a fair market value of at least 80% of our net assets (excluding deferred underwriting fees) at the time of the acquisition, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses.

In evaluating a prospective target business, our management team will likely consider one or more of the following factors:

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financial condition and results of operations (including whether a business is underperforming but could be improved with new management and changes to operational and capital strategies);

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both long-term and short-term growth potential (including the degree to which opportunities for growth exist through internal expansion, industry consolidation, globalization or innovative business strategies);

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experience and skill of the target’s management and availability of additional personnel;

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competitive position (including strength of brands, if any, customer loyalty and product quality relative to its competitors);

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regulatory, technical or geographic barriers to entry, and their potential effect on the long-term competitive environment of the target business;

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stage of development of of the products, processes or services including the degree of current or potential market acceptance of the products, processes or services;

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capital requirements (including required working capital and capital expenditures, and their effect on the company’s cash flows);

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earnings and operating margins;

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nature of the customers and contracts;

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stability and continuity in customer relationships;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary features and degree of intellectual property or other protection of the products, processes or services;

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regulatory environment of the relevant industry sector; and

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costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with an operating business will be based on the above factors as well as other considerations deemed relevant by our management team in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we intend to conduct an extensive due diligence review of the target business that will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that will be made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust. If any prospective target business refuses to execute such agreement, it is unlikely we would continue negotiations with such target business. However, we would weigh the risks of potential liability and amount of exposure to the trust fund against the attractiveness of the particular business opportunity in making any such decision.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and their stockholders, as well as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We will not pay any finder’s or consulting fees to our existing stockholders, directors or officers or special advisors, or any of their respective affiliates, for services rendered in connection with a business combination; provided, however, that we are permitted to pay a finder’s fee or other compensation to Shrem, Fudim, Kelner & Co. Ltd. and/or to Shrem, Fudim, Kelner – Technologies Ltd. should they provide us services prior to or in connection with a business combination. However, our existing stockholders, directors and officers will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf.

Fair market value of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets (excluding deferred underwriting fees) at the time of such acquisition. In the event that we decide to acquire less than all of a target company, the 80% of net assets test described in the preceding sentence will be measured against the value of the portion of the target business that we are acquiring. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value or if a conflict of interest exists with respect to such determination—which is likely to occur only in those situations in which the target business is outside the scope of the expertise of our officers or in those situations in which the proposed business combination was with an entity which is affiliated with any of our initial stockholders—we will obtain an opinion from an unaffiliated, independent financial services firm with respect to the satisfaction of such criteria. Any opinion, if obtained, would state that fair market value meets the 80% of net assets threshold. A copy of such opinion would be included in the proxy statement distributed to our stockholders. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold. Regardless of whether or not an opinion from an unaffiliated, independent financial services firm has been obtained, the board of directors will indicate, in the proxy statement distributed to our stockholders in connection with a proposed business combination, what the board determined the fair market value of the target business to be.

Probable lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, initially, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification:

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will result in our dependency upon the performance of a single operating business;

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will result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

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may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. We may not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business we acquire.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the target business’ management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, although our directors and officers intend to remain associated with us after the consummation of our initial business combination, the future role, if any, of our directors and officers in the target business cannot presently be stated with any certainty since we cannot predict the structure of the business combination or the operations of the target company we will pursue. Although we expect one or more members of our management to serve on our board of directors following a business combination, subject to continued election by the stockholders, it is unlikely that any of our officers or directors will devote their full efforts to our affairs subsequent to a business combination. We may request continued representation of our management on the board of directors in our negotiation with a target company. We will consider a target company’s response to this request in determining whether the acquisition is in the best interest of our shareholders. Moreover, we cannot assure you that our directors and officers will have significant experience or knowledge relating to the operations of the particular target business acquired. For example, if we were to acquire a target business with diverse operations or a division of a company that has a specialized operation, we may have to hire additional management personnel for our post-business combination operations.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management of the target business.

Opportunity for stockholder approval of a business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the structure of the business combination is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the target business.

In connection with any vote required for our initial business combination, all of our existing stockholders, directors and officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders. As a result, our existing stockholders, directors and officers will not have any conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with the initial business combination only if both a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. As a result of the foregoing, stockholders who do not cast a vote will not have any effect on whether or not the proposed business combination is approved. Additionally, it is our current intention to provide stockholders with at least 20 business days from the date on which the proxy statement relating to a proposed business combination is mailed to review the materials and to cast their vote.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder, other than our existing stockholders, directors and officers, the right to have such stockholder’s shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders, directors and officers will not have this right with respect to the shares owned by them, because they have agreed to vote their shares of common stock in accordance with the majority of the shares of common stock voted by the public stockholders. The actual per-share conversion price will be equal to the amount in the trust account, including the amount held in the trust account representing the deferred portion of the underwriter’s fee, but excluding one-half of the interest earned on the trust account, net of taxes payable on such interest, that will be released to us on a monthly basis to fund our working capital requirements, as of two business days prior to the consummation of the business combination, divided by the number of units sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $7.64, or $0.36 less than the per-unit offering price of $8.00. There may be a disincentive for public stockholders to exercise their conversion rights due to the fact that the amount available to such stockholders is likely to be less than the purchase price paid for the unit in the offering. Voting against the business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combination is voted upon by the stockholders. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement at or prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to eligible stockholders who elect conversion will be distributed promptly after completion of the business combination. Public stockholders who convert their stock into their share of the trust account retain their warrants. We will not complete any proposed business combination for which our public stockholders owning 20% or more of the shares sold in this offering, other than our existing stockholders, directors and officers, both vote against a business combination and exercise their conversion rights. It is our understanding and intention, in every case, to structure and consummate a business combination in which public stockholders owning up to 19.99% of the shares sold in the initial public offering will be able to convert their shares into cash. We view this threshold, which is set forth in our amended and restated certificate of incorporation, as an obligation to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any increase or decrease of this threshold. Furthermore, we will not propose a business combination to our stockholders with a transaction-specific condition requiring stockholders owning up to a lower percentage than 19.99% of the shares sold in the initial public offering seek to exercise their conversion rights.

Plan of dissolution and liquidation if no business combination

Pursuant to the terms of our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, as part of any plan of dissolution and distribution in accordance with the applicable provisions of the Delaware General Corporation Law, we will dissolve and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, including the amount representing the deferred portion of the underwriter’s fees, but excluding one-half of the interest earned on the trust account, net of taxes payable on such interest, that will be released to us on a monthly basis to fund our working capital requirements, plus any remaining net assets. In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our board has agreed to dissolve after the expiry of those time periods (assuming that there has been no business combination consummated), and furthermore, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in the trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in the trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in the trust account and the funds will not be available for any other corporate purpose. Upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate the trust account to our public stockholders. Our existing stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock owned by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust account with respect to the warrants and all rights with respect to the warrants will effectively terminate upon our liquidation.

Without taking into account interest, if any, earned on the trust account, the initial per-share liquidation value of the trust account would be approximately $7.64, or $0.36 less than the per-unit offering price of $8.00. We also will have access to any funds available outside the trust account and to one-half of the interest earned on the trust account, net of taxes payable on such interest, that will be released to us on a monthly basis to fund our working capital requirements with which to pay any such potential claims (including costs and expenses incurred in connection with our plan of dissolution and liquidation currently estimated at approximately $50,000 to $75,000). However, we cannot assure you that the actual per-share liquidation value of the trust account will not be less than approximately $7.64, plus interest, due to claims of creditors that exceed the funds available outside the trust account or released to us to fund working capital requirements.

Placing of funds in a trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective acquisition targets and other entities with whom we engage in business enter into agreements with us waiving any right in or to any monies held in the trust account for the benefit of our public stockholders, we cannot assure you that they will execute such agreements, or even if they execute such agreements, that such waivers will be enforceable or they would otherwise be prevented from bringing claims against the trust account.

If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances in which we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would enter into an agreement with a third party that did not execute a waiver only if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Furthermore, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than approximately $7.64, plus one-half of the interest earned on the trust account, net of taxes payable on such interest, for the relevant period, due to claims of such creditors or other entities.

Certain of our initial stockholders, specifically M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd, have agreed that, subject to the qualifications stated below, they will be liable to cover claims made by vendors for services rendered or contracted for, or for products sold to us, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation. This indemnification is limited to claims of vendors that do not execute a waiver of all right in or to the monies held in the trust account. Claims by vendors or other entities that executed such a waiver agreement would not be indemnified by these initial stockholders. For the avoidance of doubt, these initial stockholders will not have any liability as to any claimed amounts owed—directly or indirectly—including, without limitation, liabilities to an acquisition target, any third party who executed a waiver or the underwriter of this offering, except as set forth above. The indemnification provision described above is set forth in certain of the insider letter agreements, dated September 29, 2006, which are exhibits to the registration statement of which this prospectus forms a part.

If a valid claim against us is brought, it will first be satisfied out of our assets held outside of the trust account. If the assets held outside of the trust account are not sufficient to satisfy such claim, then we will seek indemnification from certain of our initial stockholders, as described in the preceding paragraph. However, it should be noted that (a) those stockholders have agreed to indemnify us only for certain claims (as more fully described above) and (b) the entities providing this indemnification were formed for the sole purpose of holding our shares and have no assets other than our shares.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and distribution. We will promptly instruct the trustee to commence liquidating the investments constituting the trust account after the expiration of the applicable 18-month or 24-month period and upon the approval by our stockholders of our plan of dissolution and distribution.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will make liquidating distributions to our stockholders as soon as reasonably possible as part of our plan of dissolution, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, we cannot assure you that they will execute such agreements, or even if t hey execute such agreements, that such waivers will be enforceable or they would otherwise be prevented from bringing claims against the trust account.

We expect that all costs associated with the implementation and completion of our dissolution and distribution, which currently estimate to be approximately $50,000 to $75,000, will be funded by any funds not held in our trust account, although we cannot assure you that there will be sufficient funds for such purpose. To the extent such funds are not available, M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd have agreed to advance the necessary funds. However, there can be no assurance that M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd will be able to meet their obligations under this agreement.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in the following manner:

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our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board’s recommendation of such plan;

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upon such deadline, we would file the preliminary proxy statement with the Securities and Exchange Commission;

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if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution; and

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if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve of reject our plan of dissolution and distribution.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Other than in the event of a public stockholder seeking to convert its shares into cash upon a business combination that such stockholder voted against and that is actually completed by us, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. In addition, if we seek approval from our stockholders to consummate a business combination at any time after the date which is 18 months following the date of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated

certificate of incorporation), the proxy statement related to such a business combination will also seek stockholder approval for our board’s recommended plan of distribution and dissolution, in the event our stockholders do not approve such a business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan. Upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed, our purpose and powers will be limited to dissolving, liquidating and winding up; provided, however, that we will reserve our rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against us;

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our management will take all actions necessary to liquidate the trust account as part of any plan of dissolution and distribution in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18 month period;

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upon consummation of this offering, a portion of the offering proceeds and the private placement of founder warrants ($191,000,000) will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with, or following, a business combination, upon our liquidation or as otherwise permitted in our amended and restated certificate of incorporation;

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prior to the consummation of a business combination, we will submit such business combination to our stockholders for approval;

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we may consummate the business combination only if approved by a majority of our stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

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if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share (based on the number of units sold in this offering) of the trust account;

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if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share (based on the number of units sold in this offering) of the trust account and any remaining net assets pursuant to a plan of dissolution and distribution adopted as provided therein; and

•

we may not consummate any other merger, acquisition, stock purchase, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with an operating business whose fair market value is equal to at least 80% of our net assets (excluding deferred underwriting fees) at the time of such business combination.

Under Delaware law, the foregoing provisions may be amended if our board of directors adopts a resolution declaring the advisability of an amendment and calls a shareholders meeting, at which the holders of a majority of our outstanding stock vote in favor of such amendment. Any such amendment could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions. However, we view these provisions as obligations to our stockholders, and neither we nor our board of directors will propose, or seek shareholder approval of, any amendment of these provisions.

Competition

In identifying, evaluating and pursuing a target business, we expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, venture capital funds, leveraged buyout funds, private equity firms, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities and individuals are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

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our obligation to seek stockholder approval of a business combination may impede or delay the completion of a transaction;

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our obligation to convert shares of common stock into cash in certain instances may reduce the resources available to effect a business combination; and

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our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by a target business.

Any of these factors may place us at a competitive disadvantage in consummating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.

If we succeed in effecting a business combination, there will, in all likelihood, be intense competition from competitors of the target business. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively.

Israeli Government Programs

Israeli companies are generally subject to income tax on their taxable income at the rate of 31% for the year 2006, 29% for 2007, 27% for 2008, 26% for 2009 and 25% for year 2010 and thereafter.

We do not intend to restrict our search for a business combination to companies that could benefit from favorable Israeli government programs. However, it is possible that we would effectuate a business combination with such a company. The Israeli government currently provides tax and capital investment incentives to qualified domestic companies. Additionally, the Israeli government currently provides grant and loan programs relating to research and development, marketing and export activities. In recent years, the Israeli government has reduced the benefits available under these programs and Israel Government authorities have indicated that the government may in the future further reduce or eliminate the benefits of those programs. We cannot assure you that such benefits and programs would continue to be available following a business combination, or if available, to what extent. If such benefits and programs were terminated or further reduced, it could have an adverse effect on our results of operations following a business combination or make a specific business combination less attractive.

The Companies Law

Under the Companies Law, Israeli companies are subject to certain restrictions with respect to changes in control of the company:

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Tender Offer. The Companies Law provides that an acquisition of shares of a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting power of the company. This rule does not apply if there is already another 25% shareholder of the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 45% or more of the voting power of the company, if there is no 45% or greater shareholder of the company. An acquisition from a 25% or 45% holder, which turns the purchaser into a 25% or 45% holder respectively, does not require a tender offer. An exception to the tender offer requirement may also apply when the additional voting power is obtained by means of a private placement approved by the general meeting of shareholders (which approval shall also refer to the purchaser becoming a holder of 25% or 45%, as the case may be, of the voting power in the subject company). These special tender offer requirements do not apply to companies whose shares are listed for trading outside of Israel if, under local law or the rules of the stock exchange on which their shares are traded, there is a limitation on the percentage of control which may be acquired or the purchaser is required to make a tender offer to the public.

Furthermore, under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, he will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a full tender offer is made to purchase all of the shares or all of the shares of the particular class. The Companies Law also provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares (an exception exists where the shareholder held on February 1, 2000 over 90% of the shares or of any class of shares, in which case he may purchase additional shares by means of a full tender offer, provided that such tender offer is accepted by the holders of a majority of the shares or the class of shares, as the case may be, with respect to which the tender offer is made). If a full tender offer is accepted such that less than 5% of the shares of the company are not tendered, all of the shares will be transferred to the ownership of the purchaser. If 5% or more of the shares of the company are not tendered, the purchaser may not purchase shares in a manner which will grant him more than 90% of the shares of the company. If a full tender offer is successful, any shareholder may petition the court to alter the consideration for the acquisition.

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Merger. The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described in the Companies Law are met, by the holders of a majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called on at least 21 days’ prior notice. Under the Companies Law, merger transactions may be approved by holders of a simple majority of our shares present, in person or by proxy, at a general meeting and voting on the transaction (unless the company was incorporated prior to the Companies Law, and did not change its articles of association to allow for a simple majority, in which case the approval of 75% of the voting power present at the meeting, is necessary for approval). In determining whether the required majority has approved the merger, if shares of a company are held by the other party to the merger, or by any person holding at least 25% of the outstanding voting shares or 25% of the means of appointing directors of the other party to the merger, then a vote against the merger by holders of the majority of the shares present and voting, excluding shares held by the other party or by such person, or anyone acting on behalf of either of them, is sufficient to reject the merger transaction. If the transaction would have been approved but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the party not surviving the merger. In addition, a merger may not be completed unless at least 30 days have passed from the receipt of approval of each merging company’s shareholders and 50 days have passed from the time that a proposal for approval of the merger has been filed by each merging company with the Israeli Registrar of Companies.

Additional Israeli laws may be applicable to us depending on the industry and operations of the target business.

Factors Considered in Determining Offering Size and Amount to Be Deposited in Trust

The factors that were considered in determining both the size of the offering and the percentage of the proceeds to be deposited in the trust fund were market-related and were not, in any way, related to specific companies in the target region, none of which have been identified as of this time.

With respect to the size of the offering, we, in consultation with the underwriter, determined that the target businesses that we are likely to be focused on are those with a market capitalization of between $150 million and $400 million. As it would be our goal to own all or some portion of the combined business following a business combination, we determined that the optimal size of this offering was $200 million, realizing that we can utilize cash on hand, borrowed funds, or the issuance of additional securities in order to effect a business combination.

With respect to the percentage of the proceeds to be deposited in the trust fund, this was determined based on our sense, following discussions with the underwriter, as to what investors are now requiring for these types of transactions. The goal behind this process was to maximize the trust fund per share so as to benefit the public stockholders. In order to be able to have $7.64 per share deposited into the trust fund, certain of our initial stockholders (specifically, M.O.T.A. Holdings Ltd.; FSGL Holdings Ltd; OLEV Holdings Ltd; Shrem, Fudim, Kelner – Technologies Ltd.; Shrem, Fudim, Kelner & Co. Ltd.; and Elisha Yanay) have committed to purchase founder warrants from us for an aggregate purchase price of $2,000,000.

Enforceability of Certain Civil Liabilities and Agent for Service of Process in the United States

We have appointed Corporation Service Company as our agent to receive service of process in any action against us in the United States. Each of our officers and directors has consented to service of process in the State of New York and has appointed Corporation Service Company as his agent in the State of New York upon which service of process against him may be made.

Each of our directors and officers reside outside the United States. As described above, each of our officers or directors has consented to service of process in the State of New York and to the jurisdiction of the courts of the State of New York or of the United States of America for the Southern District of New York. However, since most of our and such persons’ assets are outside the United States, it may not be possible for investors to enforce against them judgments of United States courts predicated upon civil liability provisions of the United States federal or state securities laws, and the enforceability in Israel of a judgment obtained in the United States against us or our officers and directors may be difficult. Moreover, there is substantial doubt as to the enforceability in Israel against us or any of our directors and officers who are not residents of the United States, in original actions in Israel of civil liabilities predicated solely on the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934. This is due to the fact that Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim, and even if it would hear the claim it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be time-consuming and costly.

Facilities

We maintain our executive offices at 14 A Achimeir Street, Ramat Gan 52587  Israel. The cost for this space is included in the $10,000 per month fee that LMS Nihul, an affiliate of M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd, three of our initial stockholders, charges us for general and administrative service pursuant to a letter agreement between us and LMS Nihul. This arrangement is solely for our benefit and is not intended to provide LMS Nihul or our officers or directors compensation in lieu of salary. We believe, based on rents and fees for similar services in Israel, that the fee charged by LMS Nihul is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Legal Proceedings

We are not a party to any pending legal proceedings.

Employees

We currently have three officers, two of whom are members of our board of directors. These individuals will not receive any compensation prior to the consummation of our initial business combination other than reimbursement for reasonable out-of-pocket expenses incurred by them on our behalf. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with United States generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. The financial statements of a potential target business will be required to be audited in accordance with United States generally accepted accounting standards. To the extent that this requirement cannot be met, we will not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, given the broad range of companies we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering by a blank check company under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$191,000,000 (including the proceeds from the sale of the founder warrants) will be deposited into a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company

$167,400,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $191,000,000 (including the proceeds from the sale of the founder warrants) held in trust will only be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets (excluding deferred underwriting fees) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 65th day after the date of this prospectus unless CRT Capital Group informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if CRT Capital Group has allowed separate trading of the common stock and warrants prior to the 65th day after the date of this prospectus

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust fund has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Stockholders who do not cast a vote will not have any effect on whether or not the proposed business combination is approved. It is our current intention to provide stockholders with at least 20 business days from the date on which the proxy statement relating to a proposed business combination is mailed to review the materials and to cast their vote.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

Except with respect to one half of the interest income earned on the trust account, net of income taxes on such interest, releasable to us, proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time. Pursuant to Delaware law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder approved plan of dissolution and liquidation, the actual time at which our public stockholders receive their funds will be longer than the five business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders as part of our plan of dissolution and liquidation, see “Proposed Business – Dissolution and liquidation if no business combination.”

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Moshe Bar-Niv	58	Chairman of the Board of Directors
Liora Lev	53	Chief Executive Officer and Director
Yehoshua (Shuki) Gleitman	57	Director
Elisha Yanay	62	Director
Avigdor Kaplan	67	Director
Josef Neuhaus	43	Chief Financial Officer, Secretary and Treasurer

Moshe Bar-Niv has served as our Chairman and director since our inception. Since 1998, Mr. Bar-Niv has served as a General Partner of Ascend Technology Ventures, an Israel-based venture capital fund which he co-founded, whose investors are primarily U.S. investors, including both large institutions as well as individuals in the technology industry. As a General Partner of Ascend Technology Ventures, Mr. Bar-Niv led fundraising efforts, and was involved in investment decisions and the management of various Ascend portfolio companies, including the following: Bitband Technologies Ltd., which provides video content distribution and delivery solutions over IP broadband networks for telecommunications companies; Decru Inc., which helps many of the world’s largest enterprise and government organizations secure their vital data assets via its storage security appliances, and which was later sold to Network Appliance, Inc. (Nasdaq: “NTAP”), which provides enterprise storage and data management software and hardware products and services; NextNine, Ltd. which provides automated remote customer support and adaptive service solutions for large-scale, mission-critical systems deployed in enterprises; P-Cube, Inc. which provides IP service control solutions powered by a programmable network element that creates an intelligent overlay for any IP network, and which was later sold to Cisco Systems Inc. (Nasdaq: “CSCO”), which is engaged in the manufacture and sale of networking and communications products worldwide; Provigent Inc., which develops integrated silicon solutions for the broadband wireless transmission industry; and Widemed Ltd., which leverages its innovative signal processing algorithms, offering comprehensive signal analysis and workflow management solutions to the fast growing cardio-sleep market. From 1993 to 1997, Mr. Bar-Niv served as a Managing Director of Trinet Venture Capital, an Israel-based venture capital fund which he co-founded. From 1976 through 1992, Mr. Bar-Niv held various executive positions at Fibronics International, Inc., Motorola Communications Israel Ltd., Intel Electronics Ltd. and Israel Aircraft Industries Ltd. Mr. Bar-Niv currently serves on the Board of Directors of Bitband Technologies Ltd.; Intellinx Ltd.; NextNine, Ltd.; Provigent Inc.; and Widemed  Ltd., each of which is a privately-held company. Mr. Bar-Niv has B.Sc. and M.Sc. degrees in Industrial Engineering and Management from Ben-Gurion University, Israel.

Liora Lev has served as our Chief Executive Officer and director since our inception. Since 1998, Ms. Lev has served as a General Partner of Ascend Technology Ventures, an Israel-based venture capital fund which she co-founded, whose investors are primarily U.S. investors, including both large institutions as well as individuals in the technology industry. As a General Partner, Ms. Lev plays an active role as a lead investor and a board member with various portfolio companies. Prior to 1998, Ms. Lev served in executive positions for a number of Israeli companies, including as Corporate Chief Financial Officer of Ashtrom Group Ltd., one of the largest private development and manufacturing groups based in Israel with major international projects, and as Chief Financial Officer of M.L.I. Lasers Ltd., a laser technology company. From 1994 through 2000, Ms. Lev served as a Commissioner of the Israeli Securities Authorities. She also served as a member of the Accounting Standard Board. Ms. Lev serves on the board of directors of: Can Fite BioPharma Ltd. (TASE: “CFBI”), a biopharmaceutical company; and of several private companies including: Sintec Media Ltd., a broadcast management systems company; and Intellinx Ltd., an insider threat intelligence solutions company, of which Ms. Lev is Chairman of the Board. Ms. Lev is a CPA, holds dual Bachelors degrees in Accounting and Economics and a Masters of Management Science, specializing in information systems management from Tel Aviv University. She is also a graduate of Harvard Business School’s Advanced Management Program.

Dr. Yehoshua (Shuki) Gleitman has served as our director since our inception. Since August 2000, Dr. Gleitman has served as the Managing Partner of Platinum Venture Capital Fund, a venture capital fund investing in Israeli high technology companies, which he founded. Dr. Gleitman is also the Chairman and Chief Executive

Officer of Danbar Technology Ltd., an investment corporation listed on the Tel Aviv Stock Exchange (TASE), a position he has held since January 2001. From February 2000 through December 2005, Dr. Gleitman was the Chief Executive Officer of Shrem, Fudim, Kelner – Technologies Ltd., a TASE listed investment corporation, which he co-founded. Prior to that, Dr. Gleitman was the Chief Executive Officer of AMPAL Investment Corporation, a Nasdaq listed company, from 1997 through 2000, and the Chief Scientist of the Israeli Ministry of Industry and Trade from 1992 to 1997. From 1996 to 1997, Dr. Gleitman was also the Director General of the Ministry. The office of the Chief Scientist (OCS), which Dr. Gleitman led, is the division of the Israeli Government responsible for setting up and executing the national policy of creating and investing into the technology industries in Israel. In addition to Danbar Technology, Dr. Gleitman currently serves on the board of directors of the following public traded companies: Capitol Point Ltd., a technology incubation company (TASE); Walla Ltd., an Internet portal (TASE); Teuza Ventures Ltd., a publicly-traded venture capital firm (TASE); and Mer Telemanagement Solutions Ltd., a billing solution company for the telecommunication industry (Nasdaq: MTS). Dr. Gleitman holds B.Sc., M.Sc. and Ph.D. degrees in Physical Chemistry from the Hebrew University of Jerusalem. Dr. Gleitman is the Honorary Consul General of Singapore in Israel since 1998.

Elisha Yanay has been a director since our inception. Since July 2004, Mr. Yanay has served as a Senior Vice President of Motorola, Inc., a global communications company. Mr. Yanay has been the General Manager of Motorola Israel Ltd. since 1990 and has been its Chairman since 2001. Prior to that, in the course of his 36 years with Motorola, Mr. Yanay served in a variety of positions, including as marketing manager for all signaling products in Israel and as Motorola Israel’s representative in the U.S. Mr. Yanay has served as the Chairman of the Israel Association of Electronics and Information Industries since January 2004. Mr. Yanay is also leading Education 2000, a forum for the expansion and enhancement of technological and scientific education in Israel, and is the Industry Representative on the Council for Higher Education, a position he has held since January 2002. Mr. Yanay received the Rothschild Prize for Innovation in 1980 for the computerized irrigation system that he designed and developed. Mr. Yanay has a B.Sc. in Electronics Engineering from the Technion Institute of Technology in Haifa, Israel. In June 1997, in recognition of his personal initiative and contribution to the development and promotion of technological education in Israel, Mr. Yanay was named a Distinguished Fellow of the Technion Faculty of Electrical Engineering and an Honorary Fellow of the Tel-Aviv University Faculty of Engineering. In May 1998, Mr. Yanay was awarded Honorary Fellow of the Technion.

Avigdor Kaplan has served as a director since our inception. Since 1997, Mr. Kaplan has been the President and Chief Executive Officer of CLAL Insurance Pensions & Finance Group, one of Israel’s leading insurance, mutual funds, pension funds and financial services groups. From 1992 through 1997, Mr. Kaplan was the Director General of Kupat Holim Clalit, Israel’s first and largest health management organization (HMO). Prior to that, Mr. Kaplan held a series of positions of increasing responsibility at Israel Aircraft Industries and the Israel Police. Mr. Kaplan has served and serves as chairman and board member on numerous Boards of Directors of the subsidiaries of CLAL Insurance Group and as Chairman of the Board of Company for the Development of Cancer Cures and Rheumatic Diseases. Mr. Kaplan has a B.A in economics and statistics from Hebrew University in Jerusalem, Israel and a M.Sc. in Industrial Management Engineering from the Technion Institute of Technology in Haifa, Israel.

Josef (Jos) Neuhaus has been our Chief Financial Officer since our inception. Since January 2004, Mr. Neuhaus has been an independent consultant. His engagements have included leading AxisMobile Ltd. (London AIM: “AXIS.L”), a company engaged in consumer mobile mail solutions, to a listing on the London AIM Exchange and the strategic turnaround of a global private company in Israel. From March 2003 through December 2003, Mr. Neuhaus was the Chief Executive Officer of RoadEye FLR G.P. and a Managing Director of Gintec Active Safety Ltd., both of which were in the collision avoidance system industry. From April 2000 to June 2001, Mr. Neuhaus was the Chief Financial Officer of PassCall Advanced Technologies Ltd., a wireless Internet startup company. From 1998 to 2000, Mr. Neuhaus was a Managing Director and the Chief Financial Officer of International Tourist Attractions Ltd. a company that initiates and builds tourist attractions. From 1995 to 1998, Mr. Neuhaus served as the Chief Financial Officer of ICTS International NV (Nasdaq: “ICTS”), a company specializing in the development and implementation of innovative security concepts and solutions designed to meet the needs of a variety of industries, including transportation (aviation, railroad and other means of public transportation), border control and sensitive facilities. Prior to 1995, Mr. Neuhaus worked as a senior auditor at Somekh Chaikin, which is the KPMG affiliate in Israel. Mr. Neuhaus serves on the Board of Directors of GammaCan International Inc. (OTCBB: “GCAN.OB”), a biopharmaceutical company focused on clinical-phase development and commercialization. Mr. Neuhaus also serves as the elected President of the Recanati Executive MBA Alumni Club of Tel Aviv University. Mr. Neuhaus received both his M.B.A (Executive program, Leon

Recanati Graduate School of Business Administration), and B.A., Accounting and Economics, at Tel Aviv University. He is an Israeli Certified Public Accountant.

Composition of the Board

Our board of directors has five directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. The term of office of the first class of directors, consisting of Mr. Yanay will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Kaplan and Dr. Gleitman, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Bar-Niv and Ms. Lev, will expire at the third annual meeting. With respect to each class, a director’s term will be subject to the election and qualification of their successors, or their earlier death, resignation or removal.

Pursuant to an arrangement with his employer, Motorola Israel Ltd., Mr. Yanay has informed us that if we acquire a competitor of Motorola, Inc., then he will resign from our board of directors at such time.

Our directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our directors has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity. However, we believe that the skills and expertise of our directors, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so.

Officer and Director Compensation

No officer has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, directors and officers, or any of their respective affiliates, for services rendered prior to or in connection with a business combination; provided, however, that we are permitted to pay a finder’s fee or other compensation to Shrem, Fudim, Kelner & Co. Ltd. and/or to Shrem, Fudim, Kelner – Technologies Ltd. should they provide us services prior to or in connection with a business combination. However, our existing stockholders, directors and officers will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf such as participating in the offering process, identifying a potential target business and performing due diligence on a suitable business combination. There is no limit on the amount of these reasonable out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors is deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. In addition, since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

We have agreed to pay a monthly fee of $10,000 to LMS Nihul, an affiliate of M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd, three of our initial stockholders, for general and administrative services including office space, utilities and secretarial support. We believe, based on rents and fees for similar services in Israel, that the fee charged by LMS Nihul is at least as favorable as we could have obtained from an unaffiliated third party.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

On September 25, 2006, we issued 6,250,000 shares of our common stock to the entities and individuals set forth below for an aggregate purchase price of $25,000 in cash, or $0.004 per share, as follows:

Name	Number of Shares	Relationship to Us

M.O.T.A. Holdings Ltd.	1,747,500	Initial Stockholder
FSGL Holdings Ltd	1,747,500	Initial Stockholder
OLEV Holdings Ltd	1,747,500	Initial Stockholder
Shrem, Fudim, Kelner – Technologies Ltd.	583,333	Initial Stockholder
Shrem, Fudim, Kelner & Co. Ltd.	291,667	Initial Stockholder
Elisha Yanay	82,500	Director
Josef Neuhaus Ltd	30,000	Initial Stockholder
Avigdor Kaplan	20,000	Director

All of such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, as they were sold to accredited investors, as defined in Rule 501(a) of the Securities Act of 1933, as amended. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at a purchase price of $0.004 per share. No underwriting discounts or commissions were paid, nor was there any general solicitation, with respect to such sales.

We consider Mr. Bar-Niv, Ms. Lev and Dr. Gleitman to be our promoters as such term is defined within the rules promulgated by the SEC under the Securities Act of 1933, as amended.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the lock-up period expires. In addition, these stockholders have unlimited “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, Shrem, Fudim, Kelner – Technologies Ltd. and Shrem, Fudim, Kelner & Co. Ltd., acting together, will be entitled to make one demand that we register their shares of common stock at any time after their shares are released from escrow, or the shares of common stock underlying the founder warrants being purchased by them, at any time after the consummation of a business combination. These holders also have unlimited piggy-back registration rights on registration statements filed subsequent to such dates.

Certain of our initial stockholders have committed to purchase an aggregate of 2,000,000 founder warrants from us in a private placement simultaneously with the consummation of this offering pursuant to the exemption from registration contained in Section 4(2) of the Securities of Act of 1933, as amended. The warrants will be sold for a total purchase price of $2,000,000, or $1.00 per warrant.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit his or her  full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Since our directors beneficially own shares of our common stock which will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, no liquidation distributions will be paid with respect to any of the initial shares beneficially owned by our directors or with respect to the shares underlying any founder warrants owned by them at the time of such liquidation, which also might cause them to have a conflict of interest in determining whether a particular target business is appropriate. Furthermore, the purchaser of the founder warrants has contractually agreed that the warrants and the underlying securities will not be sold or transferred by it until after we have completed a business combination.

•

Our officers and directors may enter into consulting or employment agreements with the company as part of a business combination pursuant to which they may be entitled to compensation for their services to be rendered to the company after the consummation of a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.

•

Our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

•

If we determined to enter into a business combination with an entity affiliated with any of our officers, directors or initial stockholders, they may benefit personally and financially from such transaction. As a result, such personal and financial interests may influence their motivation in identifying and selecting a target business.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he or she might have.

Mr. Bar-Niv and Ms. Lev are each a General Partner of Ascend Technology Ventures, and Dr. Gleitman is Managing Partner at Platinum Venture Capital, each of which are venture capital firms located in Israel. Each of Ascend Technology Ventures and Platinum Venture Capital have currently invested all of their funds that are available for new investments. Consequently, we do not believe that there will be any conflicts of interest regarding potential investment opportunities between us, on the other hand, and either of Ascend Technology Ventures and Platinum Venture Capital, on the other hand.

In connection with the vote required for any business combination, our initial stockholders have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to their initial shares and the shares of common stock underlying any founder warrants held by them at the time of such liquidation.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination; provided, however, that we are permitted to pay a finder’s fee or other compensation to Shrem, Fudim, Kelner & Co. Ltd. and/or to Shrem, Fudim, Kelner – Technologies Ltd. should they provide us services prior to or in connection with a business combination. We currently do not anticipate entering into a business combination with an entity affiliated with any of such individuals or entities.

Relationships Between and Among Our Existing Stockholders, Directors or Officers

Mr. Moshe Bar-Niv, the Chairman of our Board of Directors, is the controlling stockholder of M.O.T.A. Holdings Ltd.  Ms. Liora Lev, our Chief Executive Officer and one of our directors, is the controlling stockholder of OLEV Holdings Ltd.  Dr. Yehoshua (Shuki) Gleitman, one of our directors, is the controlling stockholder of FSGL Holdings Ltd. Each of M.O.T.A. Holdings Ltd., OLEV Holdings Ltd and FSGL Holdings Ltd are holding companies, formed for the sole purpose of holding the shares of the Company owned by those three individuals.

No compensation or fees of any kind, including finder’s or consulting fees, will be paid to any of our existing stockholders, directors or officers or any of their affiliates for services rendered prior to or in connection with a business combination, except as set forth in this paragraph. First, our existing stockholders, directors and officers will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with our organization, this offering and activities on our behalf, such as participating in the offering process, identifying a potential target operating business and performing diligence on a suitable business combination. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Second, we have agreed to pay a monthly fee of $10,000 to LMS Nihul, an affiliate of M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd, three of our initial stockholders, for general and administrative services including office space, utilities and secretarial support. We believe, based on rents and fees for similar services in Israel, that the fee charged by LMS Nihul is at least as favorable as we could have obtained from an unaffiliated third party. Third, we are permitted to pay a finder’s fee or other compensation to Shrem, Fudim, Kelner & Co. Ltd. and/or to Shrem, Fudim, Kelner – Technologies Ltd. should they provide us services prior to or in connection with a business combination. Based on representations made to us by Shrem, Fudim, Kelner & Co. Ltd. (“SFK”) and by Shrem, Fudim, Kelner – Technologies Ltd. (“SFKT”), neither SFK nor SFKT participated in our formation, or invested in us, because of their current knowledge of any particular potential acquisition candidates. Finally, since the role of present management after a business combination is uncertain, we have no ability to determine if any remuneration will be paid to those persons after the consummation of a business combination.

All ongoing and future transactions between us and any of our directors and officers or their respective affiliates, including loans by our directors and officers, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. We will not enter into a transaction with an affiliated party unless the terms of such transaction are on terms no less favorable to us than would exist between us and an unaffiliated third party in an arms length transaction.

According to its website, SFK is an investment bank in Israel, with over $2.5 billion in assets under management. SFKT comprises SFK’s high-tech and technology activities, and basically serves as a fund of funds for investments in technology and technology-related companies. Both SFK and SFKT are publicly-traded companies listed on the Tel Aviv Stock Exchange. SFKT is controlled by SFK.

Dr. Gleitman, one of our directors, was previously the Chief Executive Officer of SFKT, which he co-founded. In addition, Dr. Gleitman serves as the Managing Partner of Platinum Venture Capital Fund, a venture capital fund investing in Israeli high technology companies, which he founded. One of the general partners of Platinum Venture Capital Fund is SFKT. SFKT is one of our initial stockholders.

We, along with M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd, three of our initial stockholders, have agreed to indemnify SFKT and SFK from and against any and all liabilities as a result of, arising out of, or in connection with the investment by SFKT and SFK in the Company, the purchase by them of the founder warrants, any future business combination that may be effected by us, our dissolution or liquidation, any reimbursement of amounts withdrawn from the trust fund, or any action taken or failure to take any action by us, our directors, officers and employees, excluding any activity that will be done by SFKT, SFK or any of their affiliates following the completion of our initial public offering in their capacity such as a vendor, finder or other service provider. M.O.T.A. Holdings Ltd., FSGL Holdings Ltd and OLEV Holdings Ltd are holding companies, formed for the sole purpose of holding the shares of the Company owned by Mr. Moshe Bar-Niv, Dr. Yehoshua (Shuki) Gleitman and Ms. Liora Lev, respectively.  These entities have no assets other than our shares.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of January 17, 2007, and to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering) by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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each of our directors and officers; and

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all our directors and officers as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the founder warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Shares Beneficially Owned Prior to this Offering		Shares Beneficially Owned After this Offering
Holders(1)	Shares	Percent	Shares	Percent

5% Stockholders
M.O.T.A. Holdings Ltd.	1,747,500	28.0%	1,747,500	5.6%
OLEV Holdings Ltd	1,747,500	28.0%	1,747,500	5.6%
FSGL Holdings Ltd	1,747,500	28.0%	1,747,500	5.6%
Shrem, Fudim, Kelner – Technologies Ltd.(2)	583,333	9.3%	583,333	1.9%
Shrem, Fudim, Kelner & Co. Ltd.(3)	291,667	4.7%	291,667	*

Directors and Executive Officers
Moshe Bar-Niv(4)	1,747,500	28.0%	1,747,500	5.6%
Liora Lev(5)	1,747,500	28.0%	1,747,500	5.6%
Yehoshua Gleitman(6)	1,747,500	28.0%	1,747,500	5.6%
Josef Neuhaus	30,000	*	30,000	*
Avigdor Kaplan	20,000	*	20,000	*
Elisha Yanay	82,500	1.3%	82,500	*
All directors and executive officers as a group (6 individuals)	6,250,000	100.0%	6,250,000	20.0%

——————

*

Less than 1%.

(1)

The business address of each beneficial holder listed below is c/o Advanced Technology Acquisition Corp.,
14 A Achimeir Street, Ramat Gan 52587 Israel.

(2)

Shrem Fudim Kelner Technologies, Ltd. (“SFKT”) is an Israeli corporation. SFKT is a public company and its shares are traded on the Tel Aviv Stock Exchange. SFKT is controlled by Shrem, Fudim, Kelner & Co. Ltd. (“SFK”).

(3)

Shrem, Fudim, Kelner & Co. Ltd. (SFK) is an Israeli corporation. SFK is a public company and its shares are traded on the Tel Aviv Stock Exchange. The principal shareholders of SFK include Rubin Zimmerman (approximately 22%), Itzchak Shrem (approximately 16%), Yair Fudim (approximately 10%), Avigdor Kelner (approximately 5%), Koldis Investments Ltd. (approximately 9%) and Michael Strauss and Ra’aya Ben Dror (together, approximately 9%).

(4)

Consists of the 1,747,500 shares held by M.O.T.A. Holdings Ltd., of which Mr. Bar-Niv is the controlling stockholder.

(5)

Consists of the 1,747,500 shares held by OLEV Holdings Ltd, of which Ms. Lev is the controlling stockholder.

(6)

Consists of the 1,747,500 shares held by FSGL Holdings Ltd, of which Dr. Gleitman is the controlling stockholder.

Immediately after this offering, our existing stockholders will beneficially own 20% of the issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

On the date of this prospectus, all of our existing stockholders, directors and officers will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferable during the escrow period and will not be released from escrow until the date which is one year after the consummation of a business combination.

During the escrow period, the holders of the shares will not be able to sell or transfer their shares of common stock (except to their spouses and children, or trusts established for their benefit), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock (subject to their agreement to vote all of their shares of common stock, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders, directors or officers will receive any portion of the liquidation proceeds with respect to common stock owned by them immediately before this offering.

Certain of our initial stockholders (specifically, M.O.T.A. Holdings Ltd.; FSGL Holdings Ltd; OLEV Holdings Ltd; Shrem, Fudim, Kelner – Technologies Ltd.; Shrem, Fudim, Kelner & Co. Ltd.; and Elisha Yanay) have committed to purchase an aggregate of 2,000,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $2,000,000, in a private placement concurrent with this offering. These warrants, which we refer to collectively as the founder warrants, will not be sold or transferred by the purchasers of the founder warrants until the later of one year after the date of this prospectus and the completion of our initial business combination. The $2,000,000 in proceeds from the sale of the founder warrants will be held in the trust account. The founder warrants will expire worthless if we do not complete a business combination.

The purchasers of the founder warrants have also indicated that any warrants purchased by them will not be sold or transferred until the completion of a business combination. These purchases are expected to align the interests of the purchasers of the founder warrants more closely with those of the public stockholders and warrantholders by placing more of our officers’ and directors’ capital at risk. Purchases of founder warrants also demonstrate confidence in our ultimate ability to effect a business combination because the founder warrants, which cannot be transferred until the later of one year after the date of this prospectus and the completion of our initial business combination, will expire worthless if we are unable to consummate a business combination and are forced to liquidate. The holders of the founder warrants and the common stock underlying such warrants are entitled to registration rights with respect to such securities under an agreement to be signed on the date of this prospectus. Unlike the other warrants, the founder warrants cannot be sold or transferred unless such warrants or the shares for which such warrants are exercisable are first registered on a registration statement.

Each of our existing stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock owned by them immediately prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, directors and officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchase in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 6,250,000 shares of common stock are outstanding, held by eight record holders and no shares of preferred stock are outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading as promptly as practicable following the consummation of this offering, but in no event later than 65 days following the consummation of this offering. In no event will separate trading of the common stock and warrants be allowed until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, with the Securities and Exchange Commission, or SEC, upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. In addition, we will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of our initial Current Report on Form 8-K. The Current Reports on Form 8-K will be publicly available on the SEC’s website at http://www.sec.gov.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders, directors and officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders. However, our existing stockholders, directors and officers will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. As a result of the foregoing, stockholders who do not cast a vote will not have any effect on whether or not the proposed business combination is approved. Additionally, it is our current intention to provide stockholders with at least 20 business days from the date on which the proxy statement relating to a proposed business combination is mailed to review the materials and to cast their vote. Voting against the business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combination is voted upon by the stockholders.

Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account (including the portion representing the underwriter’s deferred fee), inclusive of one-half of any interest earned on the funds in the trust account, net of taxes payable on such interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination solely with respect to all of the shares of common stock owned by them immediately prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share (based on the number of units sold in this offering) of the amount held in the trust account, including the amount held in the trust account representing the deferred portion of the underwriter’s fee, but excluding one-half of the interest earned on the trust account, net of taxes payable on such interest, that will be released to us on a monthly basis to fund our working capital requirements, if the business combination is approved and consummated. Public stockholders who convert their stock to cash retain their warrants.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time during which a registration statement relating to the common stock issuable upon the exercise is effective and a prospectus with respect thereto is current commencing on the later of:

•

the completion of the initial business combination; or

•

one year from the date of this prospectus.

The warrants will expire on [     ], 2010, four years from the date of this prospectus, at 5:00 p.m., New York City time, except for the warrants included in the underwriter purchase option, which will expire on [     ], 2011, five years from the date of this prospectus, at 5:00 p.m., New York City time. We may redeem the outstanding warrants, including the founder warrants, at any time after the warrants become exercisable:

•

in whole and not in part;

•

at a price of $0.01 per warrant;

•

upon not less than 30 days prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 consecutive trading day period ending on the third business day before we send the notice of redemption to warrant holders.

We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

In the event we call the warrants for redemption, we shall have the ability to determine whether holders of those warrants shall be required to pay the exercise price in cash or whether they shall be required to exercise the warrants on a cashless basis. If we require holders of the warrants to exercise the warrants on a cashless basis, the holder of such warrants (including the founder warrants) shall pay the exercise price by surrendering such warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “redemption fair market value” (defined below) by (y) the redemption fair market value. The “redemption fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the warrants.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants (other than the founder warrants which are not exercisable for shares of common stock that are registered for resale) will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we do not maintain a current prospectus relating to the common stock issuable upon the exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. The warrants may be deprived of any value, the market for the warrants may be limited and the warrants may expire worthless if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Certain of our initial stockholders have committed to purchase an aggregate of 2,000,000 warrants at a purchase price of $1.00 per warrant (for an aggregate purchase price of $2,000,000) from us. The founder warrants have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that the founder warrants may also be exercised on a cashless basis at the discretion of the holder. In addition, the purchasers of the founder warrants have agreed that the founder warrants and the underlying securities will not be sold or transferred by them until after we have completed a business combination. The holders of the founder warrants and the common stock underlying such warrants are entitled to registration rights with respect to such securities under an agreement to be signed on the date of this prospectus. The founder warrants will be differentiated from warrants, if any, purchased in or following this offering by such directors and officers, through the legending of certificates representing the founder warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

Purchase Option

We have also agreed to sell to the underwriter, for $100, an option to purchase up to a total of 1,500,000 units, consisting of one share of common stock and one warrant, at $8.80 per unit, commencing on the later of the consummation of the business combination and one year after the date of this prospectus and expiring five years after the date of this prospectus. The warrants underlying the units will have terms that are identical to those being issued in this offering, except that the warrants underlying such units will expire five years from the date of this prospectus.

The holder of the purchase option will be entitled to one demand and unlimited piggy-back registration rights for a period of five and seven years, respectively, following the completion of the offering.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Restrictive Provisions of Our Amended and Restated Certificate of Incorporation and By-Laws

Our amended and restated certificate of incorporation and by-laws contain certain provisions that may make it more difficult, expensive or otherwise discourage, a tender offer or a change in control or takeover attempt by a third-party, even if such a transaction would be beneficial to our stockholders. The existence of these provisions may have a negative impact on the price of our common stock by discouraging third-party investors from purchasing our common stock. In particular, our amended and restated certificate of incorporation and by-laws include provisions that:

•

classify our board of directors into three groups, each of which, after an initial transition period, will serve for staggered three-year terms;

•

permit a majority of the stockholders to remove our directors only for cause;

•

permit our directors, and not our stockholders, to fill vacancies on our board of directors;

•

require stockholders to give us advance notice to nominate candidates for election to our board of directors or to make stockholder proposals at a stockholders’ meeting;

•

permit a special meeting of our stockholders be called only by the board of directors pursuant to a resolution approved by a majority of the directors, the chairman of the board of directors, the chief executive officer or the president and be called by the president or the secretary upon the written request of the holders of a majority of the outstanding shares of our Common Stock;

•

permit our board of directors to issue, without approval of our stockholders, preferred stock with such terms as our board of directors may determine;

•

permit the authorized number of directors to be changed only by a resolution of the board of directors; and

•

require the vote of the holders of a majority of our voting shares for stockholder amendments to our by-laws.

Our by-laws require that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the board of directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. These provisions may have the effect of precluding a nomination for the election of directors or the conduct of business at a particular annual meeting if the proper procedures are not followed or may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us, even if the conduct of such solicitation or such attempt might be beneficial to us and our stockholders. For us to include a proposal in our annual proxy statement, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC.

Our by-laws require the vote of the holders of at least a majority of the shares entitled to vote in the election of directors to remove a director and allow such removal only for cause. In addition, stockholders can amend or repeal our by-laws only with the vote of the holders of at least a majority of our shares entitled, at the time of a stockholders’ meeting, to vote for the election of directors. In addition, our amended and restated certificate of incorporation has established that we will have a classified board of directors. A classified board is one in which a group or class of directors is elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors lengthier, which consequently would make a change in control of a corporation a lengthier and more difficult process.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and the warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible for Future Sale

Immediately after this offering, we will have 31,250,000 shares of common stock outstanding. Of these shares, all of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended. All of the remaining 6,250,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding the foregoing, all of those shares are subject to escrow agreements and will not be transferable until one year after a business combination and will only be transferred prior to that date subject to certain limited exceptions.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 312,500 shares immediately after this offering; and

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. Of the 6,250,000 shares of common stock currently outstanding, 5,375,000 are held by our promoters or affiliates. In addition, all of the 2,000,000 founder warrants are held by our promoters and thus the shares underlying those warrants can also be resold only through a registered offering.

Registration Rights

The holders of our 6,250,000 issued and outstanding shares of common stock on the date of this prospectus and the holders of the 2,000,000 founder warrants or the shares of common stock obtained upon the exercise of the founder warrants will be entitled to registration rights pursuant to agreements to be signed on the effective date of this offering. The holders of the majority of, collectively, the 6,250,000 shares of common stock and the 2,000,000 founder warrants (assuming, solely for the purpose of calculating a majority, that all of the founder warrants have been exercised for shares of common stock) are entitled to make up to two demands that we register such common stock, at any time after their shares are released from escrow, or such founder warrants, at any time after the consummation of a business combination. Furthermore, these holders and the underwriter have unlimited piggy-back registration rights on registration statements filed subsequent to such dates. We will bear the expenses incurred in connection with the filing of any such registration statements.

The holder of the underwriter purchase option will be entitled to one demand and unlimited piggy-back registration rights for a period of five and seven years, respectively, following the completion of the offering.

Shrem, Fudim, Kelner – Technologies Ltd. and Shrem, Fudim, Kelner & Co. Ltd., acting together, are entitled to make one demand that we register their shares of common stock at any time after their shares are released from escrow, or the shares of common stock underlying the founder warrants being purchased by them, at any time after the consummation of a business combination. Furthermore, these holders have unlimited piggy-back registration rights on registration statements filed subsequent to such dates.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, the underwriter has agreed to purchase from us, on a firm commitment basis, all of the units in the Offering indicated opposite their name in the table below:

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The underwriting agreement provides that the obligations of the underwriter to purchase the units included in this offering are subject to the approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the units if it purchases any of the units.

The underwriter proposes to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $[     ] per unit. The underwriter may allow, and dealers may reallow, a concession not to exceed $[     ] per unit on sales to other dealers.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. We may offer to sell the units to institutional investors in every state except in Idaho in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934, as amended. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and of the common stock and warrants comprising the units, once they become separately transferable, is exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, the United States Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required. Each of the District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont currently requires a notice filing (and in some cases a fee payment) as permitted by the National Securities Markets Improvement Act, unless another exemption is available under the laws of such jurisdiction.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of other applicable exemptions from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriter and the proceeds, before expenses, to us.

	Per Unit	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option

Public offering price	$8.00	$200,000,000	$230,000,000
Underwriting Commissions and Discounts	$0.56	$14,000,000	$16,100,000
Proceeds before expenses(1)	$7.44	$186,000,000	$213,900,000

——————

(1)

The offering expenses are estimated to be approximately $500,000.

The amounts paid by us in the table above include $4,000,000 in deferred underwriting discounts and commissions, an amount equal to 2% of the gross proceeds of the unit offering, which will be placed in the trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company, until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions, less $0.16 for each share of common stock converted to cash in connection with our initial business combination, will be released to the underwriter out of the balance held in the trust account. If we do not complete a business combination within the required time period and the trustee must distribute the balance of the trust account, the underwriter has agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriter’s discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon, net of taxes payable.

Warrant Solicitation Fee

We have engaged CRT Capital Group LLC, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 2% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters at our request. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of warrants.

No compensation will be paid to the representative upon the exercise of the warrants if:

•

the market price of the underlying shares of common stock is lower than the exercise price;

•

the holder of the warrants has not confirmed in writing that the underwriters solicited his, her or its exercise;

•

the warrants are held in a discretionary account;

•

the warrants are exercised in an unsolicited transaction; or

•

the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

Purchase Option

We have also agreed to sell to the underwriter, for $100, an option to purchase up to a total of 1,500,000 units, consisting of one share of common stock and one warrant, at $8.80 per unit, commencing on the later of the consummation of the business combination and one year after the date of this prospectus and expiring five years after the date of this prospectus. The warrants underlying the units will have terms that are identical to those being issued in this offering, except that the warrants underlying such units will expire five years from the date of this prospectus.

The purchase option, the 1,500,000 units, the 1,500,000 shares of common stock and the 1,500,000 warrants underlying the units, and the 1,500,000 shares of common stock underlying the warrants, have been deemed compensation by the NASD and are therefore subject to a lock-up under Rule 2710(g)(1) of the NASD Conduct Rules, pursuant to which such securities may not be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the date of this prospectus, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the holder of the purchase option will be entitled to one demand and unlimited piggy-back registration rights for a period of five and seven years, respectively, following the completion of the offering.

Pricing of Securities

We have been advised that the underwriter proposes to offer the units to the public at the offering price set forth on the cover page of this prospectus.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between our management and the underwriter and were based on the respective analyses based on publicly available information and their respective experiences and expertise of the amount that could be raised for us and the likelihood of finding an Israeli or Israel-related acquisition candidate. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the representative is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our securities before the distribution of the securities is completed. Pursuant to Regulation M promulgated under the Securities Exchange Act of 1934, as amended, the distribution will end when (i) all of the units have been distributed, (ii) there are no more selling efforts, (iii) there is no more stabilization, and (iv) the over-allotment option has been exercised or has expired. However, the underwriter may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•

Over-Allotments and Coverage Transactions. The underwriter may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriter creates a short position during the offering, the underwriter may engage in covering transactions by purchasing our securities in the open market.

•

Penalty Bids. The underwriter, may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•

Stabilization transactions may cause the price of the securities to be higher than they would be in the absence of these transactions.

Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although it is not obligated to do so, the underwriter may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but the underwriter has advised us that there are no preliminary agreements or understandings between the underwriter and any potential targets in connection with a business combination or raising additional capital.

In connection with this offering, the underwriter may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Indemnification

We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in this respect.

LEGAL MATTERS

Proskauer Rose LLP will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriter by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The financial statements included in this prospectus have been audited by Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

ADVANCED TECHNOLOGY ACQUISITION CORP.
(A Development Stage Corporation)

ADVANCED TECHNOLOGY ACQUISITION CORP.
(A Development Stage Corporation)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Advanced Technology Acquisition Corp.

We have audited the accompanying balance sheet of Advanced Technology Acquisition Corp. (a development stage corporation) (the “Company”) as of September 26, 2006, and the related statements of operations, changes in stockholders’ equity and cash flows for the period August 24, 2006 (inception) to September 26, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Technology Acquisition Corp. (a development stage corporation) as of September 26, 2006, and the results of its operations and its cash flows for the period August 24, 2006 (inception) to September 26, 2006 in conformity with United States generally accepted accounting principles.

/s/ Brightman Almagor & Co.
A member of Deloitte Touche Tohmatsu

September 26, 2006
Tel Aviv, Israel

ADVANCED TECHNOLOGY ACQUISITION CORP.
(A Development Stage Corporation)

BALANCE SHEET

September 26, 2006

ASSETS
Current assets – Cash	$10,871
Deferred offering costs	219,129
Total assets	$230,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Notes and other payables to stockholders	$210,000

Commitments and Contingencies

Stockholders’ equity (Note 7)
Preferred stock, $.0001 par value authorized 1,000,000 shares; none issued
Common stock, $.0001 par value authorized 100,000,000 shares issued and outstanding 6,250,000 shares	625
Additional paid-in capital	24,375
Deficit accumulated during the development stage	(5,000)
Total stockholders’ equity	20,000

Total liabilities and stockholders’ equity	$230,000

The accompanying Notes are an integral part of these Financial Statements.

ADVANCED TECHNOLOGY ACQUISITION CORP.
(A Development Stage Corporation)

STATEMENT OF OPERATIONS

For the Period August 24, 2006 (Inception) to September 26, 2006

Formation expenses	$5,000
Net loss	$(5,000)
Weighted average shares outstanding (Note 1)	6,250,000
Basic and diluted loss per share	$(0.00)

The accompanying Notes are an integral part of these Financial Statements.

ADVANCED TECHNOLOGY ACQUISITION CORP.
(A Development Stage Corporation)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the period August 24, 2006 (inception) to September 26, 2006

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount

Common shares issued at $0.004 per share	6,250,000	$625	$24,375		$25,000
Net Loss				$(5,000)	$(5,000)

Balance at September 26, 2006	6,250,000	$625	$24,375	$(5,000)	$20,000

The accompanying Notes are an integral part of these Financial Statements.

ADVANCED TECHNOLOGY ACQUISITION CORP.
(A Development Stage Corporation)

STATEMENT OF CASH FLOWS

For the Period August 24, 2006 (Inception) to September 26, 2006

Cash flow from operating activities
Net loss	$(5,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in deferred offering costs	(219,129)

Net cash used in operating activities	$(224,129)

Cash flows from financing activities
Proceeds from issuance of notes and other payables to stockholders	$210,000
Proceeds from sale of shares of common stock	$25,000
Payments of deferred offering costs

Net cash provided by financing activities	$235,000

Net increase in cash and cash at end of period	$10,871

The accompanying Notes are an integral part of these Financial Statements.

ADVANCED TECHNOLOGY ACQUISITION CORP.
(A Development Stage Corporation)

NOTES TO FINANCIAL STATEMENTS

1. Organization, Business Operations and Significant Accounting Policies

Advanced Technology Acquisition Corp. (the “Company”) was incorporated in Delaware on August 24, 2006 as a blank check company whose objective is to effect a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a technology or technology-related business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following its initial business combination.

At September 26, 2006, the Company had not yet commenced any operations. All activities through September 26, 2006 relate to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of up to 25,000,000 units (“Units”) exclusive of over-allotment which is discussed in Note 2 (“Proposed Offering”). Substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with a technology or technology-related business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following the Company’s initial business combination (“Business Combination”). The Company’s management has complete discretion in identifying and selecting the target business. There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that 95.5% or $191,000,000 of the gross proceeds from the Proposed Offering will be held in a trust account (“Trust Account”) until the earlier of (i) the completion of a Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages execute agreements with the Company waiving any right in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions, and initial and continuing general and administrative expenses (including formation expenses). The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. The Company will proceed with the initial business combination only if both a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, the Company will offer each of its Public Stockholders the right to have such stockholder’s shares of common stock converted into cash if the stockholder votes against the business combination. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, less any remaining tax liabilities relating to interest income, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Public Stockholders who convert their stock into their share of the trust account retain their warrants. The Company will not complete any proposed business combination for which our Public Stockholders owning 20% or more of the shares sold in this offering both vote against a business combination and exercise their conversion rights.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of the Proposed Offering and the business combination relating thereto has not yet been

ADVANCED TECHNOLOGY ACQUISITION CORP.
(A Development Stage Corporation)

NOTES TO FINANCIAL STATEMENTS

1. Organization, Business Operations and Significant Accounting Policies – (continued)

consummated within such 18-month period. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Deferred Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Loss Per Share

Basic loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The 6,250,000 Shares issued to the Company’s initial stockholders were issued for $0.004 per share, which is considerably less than the proposed IPO per share price. Under the provisions of FASB No. 128 and SAB Topic 4:D such shares have been assumed to be retroactively outstanding for the period since inception. Since there are no potentially dilutive securities and there is a net loss, basic and diluted loss per share are identical.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2. Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 25,000,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 3,750,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, if, and only if, the last sales price of the Company’s common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption. The Company has agreed to pay to the underwriter in the Proposed Offering an underwriting discount of 5% of the gross proceeds of the Proposed Offering and an additional contingent fee of 2% of the gross proceeds of the Proposed Offering. Such additional contingent fees are payable after the consummation of the initial business combination. The Company will also issue additional 2,000,000 warrants to certain of its initial stockholders (“founder warrants”) in the amount of $2,000,000, which is to take place in a private placement simultaneously with the consummation of this offering.

3. Deferred Offering Costs

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised.

ADVANCED TECHNOLOGY ACQUISITION CORP.
(A Development Stage Corporation)

NOTES TO FINANCIAL STATEMENTS

4. Notes and Other Payables to Stockholders

The Company issued $165,000 unsecured promissory notes to certain of its Initial Stockholders on September 14, 2006. In addition, those Initial Stockholders paid on behalf of the Company an additional $45,000 of liabilities relating to the Proposed Offering. The notes and other payables to stockholders are non-interest bearing and are payable on the consummation of the Proposed Offering and may be extended for up to 12 months from the date of the offering at the discretion of management. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

5. Commitments and Contingencies

The Company presently occupies office space provided by certain of the Initial Stockholders. Such stockholders have agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such stockholders $10,000 per month for such services commencing on the effective date of the Proposed Offering.

The initial stockholders will be entitled to make up to two demands that the Company register their shares pursuant to an agreement to be signed in connection with the IPO. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the lock-up period expires. In addition, these stockholders have unlimited piggy-back registration rights on registration statements filed subsequent to such date. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Certain of the initial stockholders have committed to purchase an aggregate of 2,000,000 warrants (the “founder warrants”) from the Company in a private placement pursuant to the exemption from registration contained in Section 4(2) of the Securities of Act of 1933, as amended. The warrants will be sold for a total purchase price of $2,000,000, or $1.00 per warrant. The private placement is to take place simultaneously with the consummation of the Proposed Offering. Each warrant is exercisable to one share of common stock. The exercise price on the warrants is $6.00. The holders of the founder warrants are entitled, at any time and from time to time, to exercise the founder warrants on a cashless basis at the discretion of the holder.

The Company has also agreed to sell to the underwriter for $100, as additional compensation, an option to purchase up to a total of 1,500,000 units at a price of $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants underlying such units will expire five years from the date of this prospectus. The sale of the option will be accounted for as a cost attributable to the offering. Accordingly, there will be no impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company estimates that the fair value of this option is approximately $6,615,000 ($4.41 per unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 63.2%, (2) risk-free interest rate of 4.55% and (3) expected life of five years. The expected volatility in the preceding sentence was calculated as an average of the volatilities of publicly-traded technology companies in the United States, with a market capitalization between $150 million and $400 million, as of September 27, 2006, which are Israeli or Israel-related. The holder of the purchase option will be entitled to one demand and unlimited piggy-back registration rights for a period of five and seven years, respectively, following the completion of the Proposed Offering.

6. Preferred Stock

The Company is authorized to issue 1,000,000 shares of blank check preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Through and including                              , 2007 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		$200,000,000 ADVANCED TECHNOLOGY ACQUISITION CORP. 25,000,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS		PROSPECTUS

	Page
Prospectus Summary	1	CRT Capital Group LLC
The Offering	3
Summary Financial Data	11
Risk Factors	12
Use of Proceeds	33
Capitalization	37
Dilution	38
Management’s Discussion and Analysis of Financial Condition and Results of Operations	39
Proposed Business	42
Management	58
Certain Relationships and Related Transactions	61
Principal Stockholders	65
Description of Securities	67
Underwriting	73
Legal Matters	76
Experts	76
Where You Can Find Additional Information	76	, 2007
Financial Statements	F-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

	Amount to Be Paid

SEC registration fee	$45,684
NASD filing fee	43,195
Legal fees and expenses	300,000
Blue Sky fees and expenses	40,000
Accounting fees and expenses	35,000
Printing and engraving expenses	35,000
Initial Trustee’s fee	1,000	(1)
Miscellaneous	121	(2)
Total	$500,000

——————

(1)

In addition to the initial fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholder	Number of Shares

M.O.T.A. Holdings Ltd.	1,747,500
FSGL Holdings Ltd	1,747,500
OLEV Holdings Ltd	1,747,500
Shrem, Fudim, Kelner – Technologies Ltd.	583,333
Shrem, Fudim, Kelner & Co. Ltd.	291,667
Elisha Yanay	82,500
Josef Neuhaus Ltd	30,000
Avigdor Kaplan	20,000

Such shares were issued on September 25, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The shares issued to the entities and individuals listed above were sold for an aggregate offering price of $25,000, or at a purchase price of $0.004 per share.

In addition, certain of our initial stockholders have committed to purchase an aggregate of 2,000,000 warrants (the “founder warrants”) at a purchase price of $1.00 per warrant (for an aggregate purchase price of $2,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to any of the sales described above.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Number	Description

1.1*	Form of Underwriting Agreement.
3.1*	Form of Amended & Restated Certificate of Incorporation.
3.2*	By-laws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Specimen Founder Warrant Certificate.
4.5*	Specimen Underwriter Unit Certificate.
4.6*	Specimen Underwriter Warrant Certificate.
4.7*	Form of Unit Purchase Option to be granted to the Underwriter.
4.8*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Proskauer Rose LLP.
10.1*	Letter Agreement of M.O.T.A. Holdings Ltd., as an Initial Stockholder of the Company, dated September 29, 2006.
10.2*	Letter Agreement of FSGL Holdings Ltd, as an Initial Stockholder of the Company, dated September 29, 2006.
10.3*	Letter Agreement of OLEV Holdings Ltd, as an Initial Stockholder of the Company, dated September 29, 2006.
10.4*	Letter Agreement of Josef Neuhaus Ltd, as an Initial Stockholder of the Company, dated September 29, 2006.
10.5*	Letter Agreement of Shrem, Fudim, Kelner – Technologies Ltd., as an Initial Stockholder of the Company, dated September 29, 2006.
10.6*	Letter Agreement of Shrem, Fudim, Kelner & Co. Ltd., as an Initial Stockholder of the Company, dated September 29, 2006.
10.7*	Letter Agreement of Avigdor Kaplan, as an Initial Stockholder of the Company, dated September 29, 2006.
10.8*	Letter Agreement of Elisha Yanay, as an Initial Stockholder of the Company, dated September 29, 2006.
10.9*	Letter Agreement of Josef Neuhaus, as an Officer of the Company, dated September 29, 2006.
10.10*	Letter Agreement of Elisha Yanay, as a Director of the Company, dated September 29, 2006.
10.11*	Letter Agreement of Avigdor Kaplan, as a Director of the Company, dated September 29, 2006.
10.12*	Letter Agreement of Moshe Bar-Niv, as a Director and Officer of the Company, dated September 29, 2006.
10.13*	Letter Agreement of Shuki Gleitman, as a Director of the Company, dated September 29, 2006.
10.14*	Letter Agreement of Liora Lev, as a Director and Officer of the Company, dated September 29, 2006.
10.15*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.16*	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.17*	Form of Promissory Note.
10.18*	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.

Number	Description

10.19*	Letter Agreement, dated September 29, 2006, between the Registrant and each of the Initial Stockholders.
10.20*	Form of Subscription Agreement, dated September 29, 2006, between the Registrant and each of the purchasers of the founder warrants.
10.21*	Letter Agreement, dated September 29, 2006, between the Registrant and LMS Nihul regarding administrative support.
23.1	Consent of Accounting Firm.
23.2*	Consent of Proskauer Rose LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.

——————

*

Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to obtain the agreement from its existing stockholders prior to this offering that such stockholders will waive conversion rights with respect to any shares of common stock owned by them, directly or indirectly, in connection with the vote for a proposed business combination. The undersigned registrant undertakes to file such agreement with the Securities and Exchange Commission. Moreover, the undersigned registrant further undertakes to not allow any of the existing stockholders to exercise any conversion rights in connection with a business combination.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ramat Gan, Israel, on this 17th day of January, 2007.

ADVANCED TECHNOLOGY ACQUISITION CORP

By:	/s/ Liora Lev
	Name: Title:	Liora Lev Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Titles	Date

	*	Chairman of the Board of Directors	January 17, 2007
Moshe Bar-Niv

	/s/ Liora Lev	Chief Executive Officer and Director (principal executive officer)	January 17, 2007
Liora Lev

	*	Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)	January 17, 2007
Josef Neuhaus

	*	Director	January 17, 2007
Elisha Yanay

	*	Director	January 17, 2007
Shuki Gleitman

	*	Director	January 17, 2007
Avigdor Kaplan

*By:	/s/ Liora Lev
Liora Lev
Attorney-in-fact

INDEX TO EXHIBITS

Number	Description

1.1*	Form of Underwriting Agreement.
3.1*	Form of Amended & Restated Certificate of Incorporation.
3.2*	By-laws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Specimen Founder Warrant Certificate.
4.5*	Specimen Underwriter Unit Certificate.
4.6*	Specimen Underwriter Warrant Certificate.
4.7*	Form of Unit Purchase Option to be granted to the Underwriter.
4.8*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Proskauer Rose LLP.
10.1*	Letter Agreement of M.O.T.A. Holdings Ltd., as an Initial Stockholder of the Company, dated September 29, 2006.
10.2*	Letter Agreement of FSGL Holdings Ltd, as an Initial Stockholder of the Company, dated September 29, 2006.
10.3*	Letter Agreement of OLEV Holdings Ltd, as an Initial Stockholder of the Company, dated September 29, 2006.
10.4*	Letter Agreement of Josef Neuhaus Ltd, as an Initial Stockholder of the Company, dated September 29, 2006.
10.5*	Letter Agreement of Shrem, Fudim, Kelner – Technologies Ltd., as an Initial Stockholder of the Company, dated September 29, 2006.
10.6*	Letter Agreement of Shrem, Fudim, Kelner & Co. Ltd., as an Initial Stockholder of the Company, dated September 29, 2006.
10.7*	Letter Agreement of Avigdor Kaplan, as an Initial Stockholder of the Company, dated September 29, 2006.
10.8*	Letter Agreement of Elisha Yanay, as an Initial Stockholder of the Company, dated September 29, 2006.
10.9*	Letter Agreement of Josef Neuhaus, as an Officer of the Company, dated September 29, 2006.
10.10*	Letter Agreement of Elisha Yanay, as a Director of the Company, dated September 29, 2006.
10.11*	Letter Agreement of Avigdor Kaplan, as a Director of the Company, dated September 29, 2006.
10.12*	Letter Agreement of Moshe Bar-Niv, as a Director and Officer of the Company, dated September 29, 2006.
10.13*	Letter Agreement of Shuki Gleitman, as a Director of the Company, dated September 29, 2006.
10.14*	Letter Agreement of Liora Lev, as a Director and Officer of the Company, dated September 29, 2006.
10.15*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.16*	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.17*	Form of Promissory Note.
10.18*	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.19*	Letter Agreement, dated September 29, 2006, between the Registrant and each of the Initial Stockholders.
10.20*	Form of Subscription Agreement, dated September 29, 2006, between the Registrant and each of the purchasers of the founder warrants.
10.21*	Letter Agreement, dated September 29, 2006, between the Registrant and LMS Nihul regarding administrative support.
23.1	Consent of Accounting Firm.
23.2*	Consent of Proskauer Rose LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.

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*

Previously filed.